Exhibit 10.16


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement"), dated as of May 11, 2004, is made among WTI Acquisition, Inc., a Delaware corporation (the "Purchaser"), RCG Companies Incorporated, a Delaware corporation ("RCG") and Allen Gutterman ("Gutterman"), Edward Caliguiri ("Caliguiri") and Barry Cohen ("Cohen", and collectively with Gutterman and Caliguiri, the "Sellers").

                                    RECITALS

         WHEREAS, the Sellers own beneficially and of record all of the issued and outstanding shares of common stock (the "Common Stock"), of Response Personnel, Inc. ("RPI"); RPI Professional Alternatives, Inc., RPI Services, Inc., Response Medical Staffing of Connecticut, Inc. and Response Medical Staffing of New Jersey, Inc. (each a "Company" and collectively the "Companies") and the number of shares of Common Stock owned by each of the Sellers on the date hereof is set forth opposite such Seller's name on Schedule 4.2(a) hereto (collectively the "Securities"). RPI owns beneficially and of record all of the issued and outstanding shares of capital stock of Response Staffing Solutions of New Jersey, Inc., Response Staffing Solutions of CT, Inc., and Response Staffing Solutions of Long Island, Inc. (collectively, the "Subsidiaries");

         WHEREAS, RCG owns all of the issued and outstanding capital stock of the Purchaser;

         WHEREAS, the Purchaser desires to purchase, and each of the Sellers desire to sell, the Securities;

         WHEREAS, concurrently with the execution of this Agreement, and as a condition and an inducement to the willingness of RCG and the Purchaser to enter into this Agreement, at the Closing, each of the Sellers shall enter into an employment agreement with Purchaser (together, the "Employment Agreements") in the forms attached hereto as Exhibit A-1, A-2 and A-3, respectively.

         NOW, THEREFORE, in consideration of the foregoing, the agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. The following terms, when used in this Agreement, have the meaning as set forth below:

         "2003 Balance Sheet" shall have the meaning set forth in Section 4.3.

         "Action"  shall mean any claim,  action,  suit,  inquiry,  judicial  or
administrative   proceeding,  or  arbitration  by  or  before  any  Governmental
Authority.

         "Additional Taxes" shall have the meaning set forth in Section 9.5.

         "Affiliate" shall mean with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or voting interests, by contract or otherwise.

         "Affiliate Transactions" shall mean the liabilities, obligations, contracts and claims set forth on Schedule 4.24(a).

         "Agreement" shall have the meaning set forth in the Preamble.

         "Amended Tax Return" shall have the meaning set forth in Section 9.3.

         "Asset Lien" shall have the meaning set forth in the Section 4.5.

         "Audited Financial  Statements" shall have the meaning set forth in the
Section 4.3.

         "Business Assets" shall have the meaning set forth in the Section 4.6.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York and Charlotte, North Carolina are required or authorized to be closed.

         "Caliguiri" shall have the meaning set forth in the Recitals.

         "Claim Notice" shall have the meaning set forth in the Section 7.2.

         "Claims" shall mean all claims, demands, causes of action, obligations, damages or liabilities.

         "Closing" shall have the meaning set forth in the Section 3.1.

         "Closing Date" shall have the meaning set forth in the Section 3.1.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

         "Cohen" shall have the meaning set forth in the Recitals.

         "Common Stock" shall have the meaning set forth in the Recitals.

         "Companies" shall have the meaning set forth in the Recitals.

         "Companies  Articles"  shall have the  meaning set forth in the Section
4.1.


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         "Companies Bylaws" shall have the meaning set forth in the Section 4.1.

         "Consents" shall mean all authorizations, notices, waivers, approvals and consents required by any Governmental Authority or under any Contracts for Sellers to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         "Contingent Payment(s)" shall have the meaning set forth in the Section 2.5.

         "Contingent  Payment  Period"  shall have the  meaning set forth in the
Section 2.5.

         "Contracts" shall mean all contracts, agreements, leases, license agreements, obligations, promises or undertakings (whether written or oral and whether expressed or implied).

         "Defense Notice" shall have the meaning set forth in the Section 7.2.

         "Directors' and Officers' Releases" hall have the meaning set forth in the Section 3.2.

         "Disputed Claims" shall have the meaning set forth in the Section 7.2.

         "EBITDA" shall mean, with respect to any Contingent Payment Period, the combined earnings of the Companies and the Subsidiaries for such period determined in accordance with GAAP applied on a consistent basis before taking into account interest, income taxes, depreciation and amortization. In determining EBITDA no allocation of corporate overhead of Purchaser or RCG shall be included.

         "EBITDA Statement" shall have the meaning set forth in the Section 2.5.

         "Employment Agreements" shall have the meaning set forth in the Recitals.

         "Environmental Claim" shall mean any written or, to Sellers' Knowledge, oral, notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment of any Hazardous Material at any location, whether or not owned by the Companies or any Subsidiaries, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" shall mean all Laws relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "ERISA" shall mean the Employment Retirement Security Act of 1974, as amended.

         "ERISA  Affiliate" shall have the meaning set forth in the Section 4.4.


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         "ERISA Plans" shall have the meaning set forth in the Section 4.4.

         "Escrow Agent" shall mean such bank as the parties shall mutually agree.

         "Escrow Agreement" shall have the meaning set forth in the Section 2.6.

         "Escrow Amount" shall mean the sum of One Million Dollars ($1,000,000).

         "Escrow Period" shall have the meaning set forth in the Section 2.6.

         "Estimated  Working  Capital"  shall have the  meaning set forth in the
Section 2.3.

         "Expiration Date" shall have the meaning set forth in the Section 7.5.

         "Final  EBITDA  Statement"  shall  have the  meaning  set  forth in the
Section 2.5(b).

         "Final Statement" shall have the meaning set forth in the Section 2.4.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" shall mean any court, governmental, regulatory or administrative body, agency or authority, department, commission, agency, self-regulatory organization, instrumentality or arbitrator, whether federal, state, local or foreign.

         "Gutterman" shall have the meaning set forth in the Recitals.

         "Hazardous Material" shall mean (A) asbestos, polychlorinated biphenyls, radioactive materials, petroleum, and any fraction or product of crude oil or petroleum and (B) all other substances, materials, chemicals, compounds, pollutants or wastes regulated by, under or pursuant to any Environmental Laws, or any similar common law theory of liability; except that "Hazardous Materials" shall not include substances, materials, chemicals, compounds, pollutants or wastes used in the normal course of business, in commercially reasonable quantities and in compliance with Environmental Laws.

         "Indemnifiable Claim" shall have the meaning set forth in the Section 7.2.

         "Indemnification Cap" shall have the meaning set forth in the Section 7.3.

         "Indemnified  Party"  shall have the  meaning  set forth in the Section
7.2.

         "Indemnifying  Party"  shall have the  meaning set forth in the Section
7.2.

         "Independent  Accounting  Firm" shall have the meaning set forth in the
Section 2.4.

         "Initial  Purchase  Price"  shall  have the  meaning  set  forth in the
Section 2.2.

         "Intellectual Property" shall have the meaning set forth in the Section 4.5.

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

         "Knowledge of the Sellers", "Sellers Knowledge" or any similar terms shall mean that which (i) is actually known by Gutterman, Caliguiri and/or Cohen or (ii) which would reasonably be expected to be known by Gutterman, Caliguiri and/or Cohen in light of his position, responsibilities and duties with the Companies and the Subsidiaries.

         "Known  Pre-Closing  Litigation"  shall have the  meaning  set forth in
Section 4.7.

         "Laws" shall mean all federal, state, local and foreign laws, statutes, regulations or other requirements

         "Leased Real Property" shall have the meaning set forth in the Section 4.8.

         "Liens" shall mean liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants and other restrictions.

         "Losses" shall have the meaning set forth in the Section 7.1.

         "March  Financial  Statements"  shall have the meaning set forth in the
Section 4.3.

         "Market Value" shall mean the value of RCG Common Stock calculated as the average closing price of the RCG Common Stock for the ten (10) trading days ending one trading day prior to the date of delivery by Purchaser to Sellers of the EBITDA Statement pursuant to Section 2.5(c) hereof.

         "Material Adverse Effect" shall mean a materially adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Companies and the Subsidiaries taken as a whole, other than any change, event or occurrence resulting from any change to the extent generally affecting the national or any local economy or the industries in which the Companies and the Subsidiaries operate.

         "Material Contracts" shall have the meaning set forth in the Section 4.10.

         "Material Intellectual Property" shall mean all Intellectual Property that is material to the conduct of the Companies' or its Subsidiaries' businesses as currently conducted, whether owned, licensed or used by the Companies or its Subsidiaries.

         "Materials of Environmental Concern" shall mean toxic chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

         "Order" shall mean any order, judgment, writ, injunction or decree of any Governmental Authority

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Percentage Interest" shall have the meaning set forth in the Section 2.2.

         "Permits" shall have the meaning set forth in the Section 4.12


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

         "Permitted  Investments"  shall have the  meaning  set forth in Section
4.16

         "Permitted Liens" shall mean (i) statutory Liens imposed by Law for Taxes that are not yet due and payable, (ii) landlords', carriers', vendors', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising by operation of Law in the ordinary course of business, consistent with past practice, and with respect to amounts not overdue for a period of more than 45 calendar days or being contested in good faith by appropriate proceedings,
(iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security Laws, (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case, incurred in the ordinary course of business consistent with past practice,
(v) zoning laws and ordinances, easements, rights-of-way, restrictions and other similar encumbrances which do not, individually or in the aggregate, interfere with the use of the relevant assets as being used on the date hereof, (vi) rights of any lessor of any leased assets, Liens securing capitalized lease obligations and purchase money obligations not in default, incurred in the ordinary course of business, consistent with past practice, (vii) Liens pursuant to the Companies' credit facility with Sterling National Bank, and (viii) Liens expressly reflected in the Audited Financial Statements (which have not been discharged).

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association or entity of any kind whatsoever, including any Governmental Authority.

         "Plans" shall have the meaning set forth in the Section 4.4.

         "Pre-Closing Period" shall have the meaning set forth in Section 9.1.

         "Pre-Closing  Period Tax  Returns"  shall have the meaning set forth in
Section 9.3.

         "Purchase Price" shall have the meaning set forth in the Section 2.2.

         "Purchaser" shall have the meaning set forth in the Preamble.

         "Purchaser Indemnified Parties" shall have the meaning set forth in the
Section 7.1.

         "RCG" shall have the meaning set forth in the Preamble.

         "RCG Common Stock" shall mean the common stock, $.004 par value of RCG.

         "Real Property Leases" shall have the meaning set forth in the Section 4.8.

         "Recipient" shall have the meaning set forth in Section 9.6.

         "Reserve Amounts" shall have the meaning set forth in Section 7.2.

         "Restrictive Covenant" shall have the meaning set forth in Section 6.2.


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         "RPI" shall have the meaning set forth in the Recitals.

         "Securities" shall have the meaning set forth in the Recitals.

         "Security Liens" shall mean Liens solely to the extent arising under any applicable federal or state securities laws.

         "Seller  Indemnified  Parties"  shall have the meaning set forth in the
Section 7.1.

         "Seller  Indemnifying  Party"  shall have the  meaning set forth in the
Section 7.6.

         "Seller Offset Amounts" shall have the meaning set forth in the Section 7.2.

         "Seller Transaction Agreements" shall have the meaning set forth in the
Section 4.21.

         "Sellers" shall have the meaning set forth in the Preamble.

         "Sellers' Representative" shall have the meaning set forth in Section 12.15.

         "Software" shall have the meaning set forth in the Section 4.5.

         "Statement" shall have the meaning set forth in the Section 2.4.

         "Stock Powers" shall have the meaning set forth in Section 3.2.

         "Stockholder Agreement" shall mean that agreement by and among RPI and each Seller.

         "Straddle Period" shall have the meaning set forth in Section 9.1.

         "Straddle  Period  Tax  Returns"  shall have the  meaning  set forth in
Section 9.3.

         "Subsidiaries" shall have the meaning set forth in the Recitals.

         "Subsidiary  Shares"  shall have the  meaning  set forth in the Section
4.2.

         "Surviving  ERISA  Claim"  shall have the  meaning set forth in Section
7.1.

         "Tax" or "Taxes" shall mean (w) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States or any state or local or other applicable jurisdiction; (x)


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any  liability or  obligations  to a  governmental  authority as a result of any escheat or similar law, (y) any liability for the payment of any amounts described in clause (w) or (x) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability; and (z) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (w), (x) or (y).

         "Tax Claim" shall have the meaning set forth in Section 9.6.

         "Tax Return" shall mean all returns (whether federal, state, local or otherwise) and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1120-S)) required to be supplied to a Tax authority relating to Taxes.

         "Tax Sharing Agreements" shall have the meaning set forth in Section 4.14.

         "Terminating Breach" shall have the meaning set forth in the Section 11.1.

         "Termination  Date"  shall have the  meaning  set forth in the  Section
11.1.

         "Third  Party  Claim"  shall have the  meaning set forth in the Section
7.2.

         "Trade Secrets" shall have the meaning set forth in the Section 4.5.

         "Trademarks" shall have the meaning set forth in the Section 4.5.

         "Transaction Agreements" shall mean this Agreement (together with the Exhibits and Schedules hereto), the Escrow Agreement, the Directors' and Officers' Release, the Employment Agreements and any other documents, certificates or agreements executed in connection with the transactions contemplated hereby or thereby.

         "Transfer Taxes" shall have the meaning set forth in Section 9.7.

         "Unknown  Pre-Closing  Litigation"  shall have the meaning set forth in
Section 4.7.

         "Updated Information" shall have the meaning set forth in Section 6.7.

         "Working Capital" shall mean the combined current assets of the Companies and the Subsidiaries as of the Closing Date less the combined current liabilities of the Companies and the Subsidiaries as of the Closing Date, in each case determined in accordance with GAAP, consistently applied.


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                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

         2.1 Agreement to Purchase and Sell. At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall accept and purchase from the Sellers, the Securities, free and clear of Liens other than Security Liens.

         2.2 Purchase Price; Consideration Paid to Each Seller. The aggregate purchase price to be paid by the Purchaser for the Securities (the "Purchase Price") shall be comprised of a payment in cash in an amount of ten million ($10,000,000) dollars (the "Initial Purchase Price") plus the Contingent Payments, if any. The Initial Purchase Price shall be increased on a dollar for dollar basis if, and to the extent, the Working Capital is more than $2,000,000 and shall be decreased on a dollar for dollar basis if, and to the extent, the Working Capital is less than $2,000,000. Each Seller shall be entitled to receive his proportionate share of the Initial Purchase Price based upon his percentage ownership in the Companies as set forth on Schedule 4.2(a). (the "Percentage Interest").

         2.3      Estimated Working Capital.

                  Not less than five (5) nor more than seven (7) Business Days prior to the Closing Date, the Sellers shall deliver to the Purchaser a good faith estimate of the Working Capital as of the close of business on the Closing Date (the "Estimated Working Capital"), setting forth in reasonable detail the calculation thereof. The Estimated Working Capital shall be calculated in accordance with GAAP. Purchaser and its accountants and other representatives shall have an opportunity to review and comment upon the Estimated Working Capital.

         2.4      Determination of Final Working Capital.

                  (a) As soon as practicable, but in no event later than 120 calendar days after the Closing Date, the Purchaser shall review the books and records of the Companies and Subsidiaries to determine the Working Capital and shall prepare and deliver to Sellers a statement (the "Statement") setting forth the Working Capital and setting forth in reasonable detail the calculation thereof. The Working Capital shall be calculated in accordance with GAAP.

                  (b) Sellers' Representative shall have 30 calendar days following receipt of the Statement during which to dispute in writing any item contained in the Statement. Such notice of dispute shall set forth in reasonable detail the items disputed and Sellers' Representative's proposed adjustment to such items. If the Sellers' Representative fails to notify the Purchaser in writing of any such dispute within such 30-day period, the Statement shall be the "Final Statement." If the Sellers' Representative timely notifies the Purchaser in writing of any such dispute, and the Purchaser and the Sellers' Representative cannot resolve any such dispute within 30 calendar days after receipt by Purchaser of such notice of dispute, such dispute shall be resolved by a nationally recognized independent accounting firm mutually selected by


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Purchaser and Sellers'  Representative (the "Independent  Accounting Firm"). The
determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on Purchaser and each of the Sellers. Any fees and expenses relating to the engagement of the Independent Accounting Firm shall be borne one-half by the Purchaser and one-half collectively by the Sellers, in accordance with their Percentage Interests. In the event of a dispute, the Statement, as modified by resolution by Purchaser and the Sellers' Representative, or by the Independent Accounting Firm, shall be the "Final Statement." Following the issuance of the Statement until the Statement becomes the Final Statement, Purchaser shall make available to the Sellers and their representatives, such books and records of the Companies and the Subsidiaries as Sellers may reasonably request.

                  (c) If the Working Capital, as set forth in the Final Statement is less than $2,000,000, the Sellers shall pay the Purchaser, no later than five (5) Business Days from the date of such Final Statement, an amount equal to such difference in cash. Each Seller shall be responsible for paying only such Seller's Percentage Interest of the difference to the Purchaser.

                  (d) If the Working Capital, as set forth in the Final Statement, is greater than $2,000,000, then the Purchaser shall pay such excess to the Sellers in accordance with their Percentage Interests, not later than five (5) Business Days from the date of such Final Statement.

         2.5      Contingent Payments.

                  (a) Subject to the terms and conditions set forth in this Agreement, the Purchaser shall make the following payments (the "Contingent
Payments") after the Closing Date to the Sellers. For each twelve (12) month period commencing on the first day of July and ending on June 30, (each a "Contingent Payment Period"), commencing July 1, 2004 and ending on June 30, 2008 (i) if the EBITDA exceeds $2,500,000, but is less than $3,999,999, the Purchaser shall pay to the Sellers an amount equal to twenty-five percent (25%) of the amount by which EBITDA exceeds $2,500,000 and (ii) if the EBITDA exceeds $4,000,000, the Purchaser shall pay to the Sellers an amount equal to fifty percent (50%) of the entire EBITDA.

                  (b) A Contingent Payment shall be paid by the Purchaser as follows: Together with the Purchaser's delivery to the Sellers of an EBITDA Statement for a Contingent Payment Period as provided in Section 2.5(c) hereof, the Purchaser shall pay to the Sellers the aggregate amount of the Contingent Payment, if any, with respect to such Contingent Payment Period, as set forth on such EBITDA Statement. If the Sellers object to the EBITDA Statement in the manner permitted by Section 2.5(c) hereof and the amount of the Contingent Payment for such Contingent Payment Period is subsequently determined, pursuant to Section 2.5(c), to be greater than the amount of the Contingent Payment set forth in such EBITDA Statement, within five (5) Business Days after such determination, the Purchaser shall pay to the Sellers such additional amount of the Contingent Payment.

                  (c) Promptly following the end of each Contingent Payment Period, the Purchaser shall cause audited financial statements to be prepared for such period for the Companies and the Subsidiaries, which audited financial statements shall be prepared in accordance with GAAP consistently applied Not later than 90 calendar days after the end of each Contingent Payment Period, the


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

Purchaser shall deliver to the Sellers' Representative such audited financial statements together with a statement (the "EBITDA Statement") setting forth the EBITDA for such Contingent Payment Period and a calculation of the amount of the Contingent Payment, if any, to be paid with respect to such Contingent Payment Period, setting forth in reasonable detail the calculation thereof. The Sellers shall be deemed to have accepted the amounts and determinations set forth in the EBITDA Statement unless the Sellers' Representative delivers to the Purchaser not later than 30 calendar days after receipt by the Sellers' Representative of the EBITDA Statement a written notice listing in reasonable detail those items to which the Sellers take exception and their proposed adjustment to such items. During such period, the Purchaser shall make available to the Sellers' Representative and representatives of the Sellers, such books and records of the Companies and the Subsidiaries as Sellers may reasonably request. If the Sellers' Representative and the Purchaser are unable, within 15 calendar days after receipt by the Purchaser of the objection notice from the Sellers' Representative, to resolve the disputed exceptions, such disputed exceptions will be referred to the Independent Accounting Firm. The Independent Accounting Firm shall, within 30 calendar days following its engagement, deliver to the Sellers' Representative and the Purchaser a written report determining such disputed exceptions, and its determinations will be conclusive and binding upon Purchaser and each of the Sellers for the purposes of determining the amount of such Contingent Payment, if any. In the event of a dispute, the EBITDA Statement, as modified by resolution by Purchaser and the Sellers' Representative, or by the Independent Accounting Firm shall be the "Final EBITDA Statement." The fees and expenses of the Independent Accounting Firm shall be shared one-half by Purchaser and one-half collectively by Sellers, in accordance with their Percentage Interest.

                  (d) The Contingent Payment shall be paid to Sellers in cash, provided that, RCG or Purchaser, at their option, but subject to the provisions set forth on Schedule 2.5(d) may pay part or all of any Contingent Payment by issuing to the Sellers, in proportion to their Percentage Interests, shares of RCG Common Stock registered for resale, provided that (i) any such stock payment shall in no event have an aggregate Market Value greater than 50% of such Contingent Payment and (ii) no such stock may be issued to any Seller if such issuance, when added to all other shares of RCG stock then beneficially owned by such Seller, would cause such Seller to beneficially own more than 4.9% of all of the then issued and outstanding stock of RCG and (iii) in no event will RCG issue, in connection with this Agreement, without shareholder approval, more than 19.9% of its shares of Common Stock outstanding as of the Closing Date. Each Seller acknowledges and agrees that he will not in any day sell any RCG Common Stock the amount of which would be in excess of 20% of the average trading volume of RCG Common Stock for the five (5) consecutive trading days prior to any such sale. Each Seller acknowledges and agrees that he is acting individually, and not as part of any "group" as defined in the Securities Exchange Act of 1934, as amended. The Contingent Payment shall be paid to each of the Sellers in accordance with his Percentage Interest, provided that in the event a Seller shall have forfeited his rights to any Contingent Payment under the terms of such Seller's Employment Agreement, such Seller shall not be entitled to such forfeited Contingent Payment which shall be reallocated equally among the remaining Seller or Sellers then employed by Purchaser.

         2.6 Escrow Agreement. At the Closing, the Purchaser and the Sellers shall enter into an escrow agreement, by and among the Purchaser, the Escrow Agent and the Sellers, substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"). At the Closing, the Purchaser shall deliver to the Escrow Agent the Escrow Amount which shall be held in an escrow account in accordance with the terms of the Escrow Agreement for a period of one (1) year from the Closing Date (the "Escrow Period") for the purpose of securing the Sellers' indemnification obligations hereof. On the date which is six (6) months after the date of the Escrow Agreement, one-half of the Escrow Amount, less (i) any amounts previously paid in respect of a claim and (ii) any amounts then subject to an unresolved claim, pursuant to the Escrow Agreement, shall be distributed to Sellers in proportion to their respective Percentage Interests; provided, if a Seller voluntarily terminates his Employment Agreement without Good Reason, or for Cause or Disability, such Seller's Percentage Interest in the Escrow Amount shall remain in escrow for an additional one year from each release date. The Escrow Amount remaining at the end of the Escrow Period that is not then subject to an unresolved claim pursuant to the Escrow Agreement shall be distributed to the Sellers in proportion to their respective Percentage Interests pursuant to terms of the Escrow Agreement.

         2.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Securities as agreed by Purchaser and Sellers prior to the Closing. Sellers, RCG and Purchaser agree to be bound by such allocation and will not take any position inconsistent with such allocation and will file all returns and reports with respect to the transactions contemplated by this Agreement, including all federal, state and local tax returns, on the basis of such allocation, unless otherwise required by a Governmental Authority.

                                  ARTICLE III

                                     CLOSING

         3.1 Closing. The consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, NY 10020-1089 or such other place or manner as the parties shall agree as soon as practicable, but in any event within five (5) Business Days after the day on which the last to be fulfilled or waived of the conditions set forth in Article IX hereof (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or at such other place and time or on such other date as the parties hereto may mutually agree in writing (the date upon which the Closing actually occurs is referred to herein as the ("Closing Date"). The Closing shall be effective as of 12:01 a.m. on the Closing Date. Written notice shall be promptly delivered by the Purchaser to the Sellers, and by the Sellers to the Purchaser, when such conditions to their respective obligations to consummate the transactions contemplated hereby have been fulfilled or waived.

         3.2 Sellers' Closing Deliveries. At the Closing and simultaneously with the Purchaser's deliveries hereunder, the Sellers shall deliver or cause to be delivered to the Purchaser:

                  (a)      stock   certificates    representing   all   of   the
Securities, accompanied by stock or similar powers duly endorsed in blank or accompanied by duly executed instruments of transfer (the "Stock Powers").

                  (b)      the   Employment   Agreements,   duly   executed   by
Gutterman, Caliguiri and Cohen, as applicable;

                  (c)      the Escrow Agreement, duly executed by the Sellers;

                  (d) certificates duly executed by the Sellers as to the satisfaction of the conditions set forth in Sections 10.2(a), (b) and (c);

                  (e) a certificate duly executed by respective Secretary of the Companies and the Subsidiaries certifying the organizational documents and all amendments thereto of the Companies and each of the Subsidiaries;

                  (f) a certificate certifying the existence and good standing of each of the Companies and the Subsidiaries issued by the Secretary of State of the State where it is incorporated, formed or created and each State in which it is qualified to do business as a foreign corporation or trust, each as of a recent date;

                  (g)      duly executed  copies of those  Consents set forth on
Schedule 4.9(b);

                  (h) resignations as directors, duly executed by each of those persons serving as directors of the Companies and each of the Subsidiaries immediately prior to the Closing (such resignations shall be effective either before or upon the consummation of the Closing);

                  (i) duly executed releases from each of the directors and officers of the Companies and the Subsidiaries, in each case, substantially in the form attached hereto as Exhibit D (the "Directors' and Officers' Releases");

                  (j) duly executed spousal consents for each of the Sellers to the extent required;

                  (k)      a cross-receipt duly executed by the Sellers;

                  (l) the stock books, stock ledgers, minute books and corporate seals of each of the Companies and the Subsidiaries;

                  (m)      all   such   other   certificates,    documents   and
instruments as the Purchaser shall reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

         3.3      Purchaser's   Closing   Deliveries.   At  the   Closing,   and
simultaneous with the Sellers' deliveries hereunder, the Purchaser shall deliver or cause to be delivered the following:

                  (a) cash in an amount equal to the Initial Purchase Price, less Escrow Amount, by wire transfer to the bank account or accounts designated in writing by Sellers;

                  (b) cash in an amount equal to the Escrow Amount by wire transfer to a bank account designated by the Escrow Agent;

                  (c)      the Employment Agreements duly executed by Purchaser;

                  (d)      the Escrow Agreement, duly executed by the Purchaser;

                  (e) certificates of the Chief Executive Officer of each of RCG and the Purchaser certifying as to the satisfaction of the conditions set forth Sections 10.3(a) and (b);

                  (f)      a cross-receipt duly executed by the Purchaser;

                  (g) certified resolutions of the Board of Directors of each of RCG and Purchaser and, if such shareholder approval is required, of the shareholders of RCG, evidencing that RCG and Purchaser have taken all corporate action necessary to authorize the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

                  (h) a certificate certifying the existence and good standing of Purchaser issued by the Secretary of State of the State of Delaware and each state where it is qualified to do business as a foreign corporation; and

                  (i)      all   such   other   certificates,    documents   and
instruments as the Sellers shall reasonably request in connection with the consummation of the transactions contemplated by the Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The   Sellers  hereby  represent  and  warrant  to  the  Purchaser  the following:

         4.1      Corporate Organization; Authority; No Violation.

                  (a) Except as set forth on Schedule 4.1(a), each of the Companies and the Subsidiaries is a corporation, duly organized or created, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease, operate or otherwise hold its properties and assets and to carry on its business as now being conducted. Each of the Companies and the Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation, authorized to do business under the Laws of each jurisdiction where the character of the properties owned, leased or used by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, would not have a Material Adverse Effect. Schedule 4.1(a) sets forth a true, complete and correct list of all jurisdictions in which each of the Companies and the Subsidiaries is presently qualified or licensed to do business.

                  (b) True, correct and complete copies of the articles of incorporation of the Companies (the "Companies Articles") and bylaws of the Companies (the "Companies Bylaws") and the charter documents and bylaws (and all amendments thereto), of each of the Subsidiaries, each as currently in effect, have been made available to Purchaser. The Companies are not in violation of any term of the Companies Articles or the Companies Bylaws. None of the Subsidiaries is in violation of any term of its charter documents or bylaws.

                  (c) The Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a breach of any provision of the Companies Articles, Companies Bylaws, deed of trust or comparable organizational documents of any of the Subsidiaries; (ii) subject to obtaining any Consents, materially violate, or conflict with, or result in a material breach of any provisions of or constitute a default (or an event which, with notice or lapse of time or both, would
constitute  a  default)   under,  or  give  rise  to  a  right  of  termination,
cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any material note, bond, mortgage, indenture, deed of trust, lease, license, Permit, franchise, agreement, commitment, contract or other instrument or obligation to which the Companies or any of the Subsidiaries is a party or by which its properties are bound or affected; (iii) violate in any material respect any Laws or material Order applicable to the Companies or any of the Subsidiaries, or by which any of their properties is bound or affected; or (iv) result in the creation of any material Lien or Asset Lien on any Business Assets.

         4.2      Capitalization.

                  (a) The authorized, issued and outstanding capital stock of the Companies consists solely of shares of Common Stock as set forth on
Schedule 4.2(a). The Securities are all of the issued and outstanding shares of Common Stock and are owned of record and beneficially by the Sellers. The number of shares of Common Stock owned by each of the Sellers on the date hereof is set forth on Schedule 4.2(a). The Securities have been duly authorized and validly issued, and are fully paid and nonassessable. None of the Securities have been issued in violation of any preemptive or subscription rights, or is subject to any preemptive or subscription rights.

                  (b) Schedule 4.2(b) sets forth a true, correct and complete description of the name, jurisdiction of organization or creation, authorized and outstanding capitalization and ownership thereof of each of the Subsidiaries. All of the issued and outstanding shares of capital stock or other equity or beneficial interests of the Subsidiaries (the "Subsidiary Shares") are owned of record and beneficially by Response Personnel, Inc.. Response Personnel, Inc. has good and valid title to the Subsidiary Shares, free and clear of all Liens except Securities Liens. Each issued and outstanding share of capital stock or other equity interests of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, and has not been issued in violation of, and is not subject to, any preemptive or subscription rights. Other than the Subsidiaries, neither the Companies, nor the Subsidiaries, owns capital stock or other equity or beneficial interests in any entity.

                  (c) Except as set forth on Schedule 4.2(c), (i) there is no option, warrant or other right, agreement, arrangement, or commitment of any kind whatsoever to which the Companies or any of the Subsidiaries is a party relating to the issued or unissued capital stock or other equity or beneficial interests of the Companies or any of the Subsidiaries or obligating the Companies or any Subsidiaries to grant, issue or sell any share of the capital stock or other equity or beneficial interests of any of the Companies or the Subsidiaries by sale, lease, license on otherwise; (ii) there is no obligation, contingent or otherwise, of any of the Companies or the Subsidiaries to (A) repurchase, redeem or otherwise acquire any share of the capital stock or other equity or beneficial interests of any of the Companies or the Subsidiaries, or
(B) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of any of the Companies or the Subsidiaries or any other person;
(iii) neither the Companies nor the Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity or beneficial interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity or beneficial interests of any corporation or other entity; (iv) there is no agreement, arrangement, contract or other commitment of any kind whatsoever (contingent or otherwise) pursuant to which any person is or may become entitled to receive any payment from the Companies or the Subsidiaries based on the revenues or earnings, or calculated in accordance therewith, of the Companies or the Subsidiaries; (v) there is no voting trust, proxy or other agreement, arrangement, contract or other commitment of any kind whatsoever to which any of the Companies or the Subsidiaries is a party, or by which any of the Companies or the Subsidiaries, or any of their respective properties or assets, is bound with respect to the voting of any share of capital stock or other equity or beneficial interest of any of the Companies or the Subsidiaries; and (vi) there are no outstanding rights, subscriptions, warrants, puts, calls, preemptive rights, options or other agreements, instruments or undertakings of any kind relating to any capital stock or other equity security of any of the Companies or the Subsidiaries, and there is no security of any kind convertible into or exchangeable for any such capital stock or other equity or beneficial interest.

                  (d) Upon delivery to Purchaser at the Closing of certificates representing the Securities pursuant to Section 4.2(a) hereof and payment by Purchaser of the Purchase Price therefore pursuant to Section 2.2 hereof, Purchaser shall acquire and receive all right, title and interest in and to all of the issued and outstanding shares of capital stock of the Companies, free and clear of all Liens except Security Liens.

         4.3      Financial Statements.

                  (a) Attached as Schedule 4.3(a) are the audited combined financial statements and combined supplementing information, including the balance sheets of the Companies and the Subsidiaries as of December 31, 2003 (the "2003 Balance Sheet"), and as of December 31, 2002 and 2001, together with audited combined statements of income and retained earnings and cash flows for each of the years then ended, all certified by the Companies' independent public accountants, whose reports thereon are included therein (the "Audited Financial Statements").

                  (b) Attached as Schedule 4.3(b) are the draft unaudited combined financial statements and combined supplementing information, including the balance sheets of the Companies and the Subsidiaries as of March 31, 2004, together with the unaudited combined statements of income and retained earnings and cash flows for the three-month period then ended (the "March Financial Statements").

                  (c) The Audited Financial Statements and the March Financial Statements have been prepared from, and are in accordance with the books and records of the Companies and the Subsidiaries, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto and except, in the case of the March Financial Statements, for normal and recurring year-end adjustments and the absence of footnote disclosure), and fairly present the financial position and the results of operations, stockholders' equity and cash flows (and changes in financial position, if any) of the Companies and the Subsidiaries as of the times and for the periods referred to therein.

         4.4      Directors, Officers, Employees, Employee Benefit Plans; ERISA.

                  (a) Schedule 4.4(a) contains a complete and accurate list as of the date hereof of the name, title, current annual base salary and bonuses paid or earned with respect to the last completed fiscal year for each current employee, independent contractor, director and officer of the Companies and the Subsidiaries.

                  (b) Except as set forth on Schedule 4.4(b), since January 1, 2001, there has not been, nor to Sellers' Knowledge is there pending or threatened, (i) any labor dispute between the Companies and the Subsidiaries and any labor organization, or any strike, slowdown, jurisdictional dispute, work stoppage or other similar organized labor activity involving any employee of the Companies and the Subsidiaries or affecting the Companies and the Subsidiaries or (ii) any union organizing, or election activity involving, any employee of the Companies and the Subsidiaries.

                  (c) Except as set forth on Schedule 4.4(c), there exists no pending or to the Knowledge of Sellers, threatened lawsuit, administrative proceeding or investigation between any of the Companies and the Subsidiaries and any current or former director, officer or employee of the Companies and the Subsidiaries, including any claim for wrongful termination, breach of express or implied contract of employment or for violation of equal employment opportunity laws. There exists no pending or, to the Knowledge of Sellers, threatened lawsuit, administrative proceeding or investigation of the Companies and the Subsidiaries or any employee thereof regarding allegations of hostile work environment, sexual discrimination or racial discrimination.

                  (d) Schedule 4.4(d) sets forth a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, or any employment, severance, consulting or similar agreement, sponsored, maintained or contributed to or required to be contributed to, or entered into by the Companies or any

Subsidiaries for the benefit of any employee or former employee, or director or former director, of the Companies or any Subsidiaries, whether formal or informal (collectively, the "Plans"). Schedule 4.4(d) identifies each of the Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Except as set forth on Schedule 4.4(d), neither the Companies nor any Subsidiaries have any commitment to create any additional Plan or materially increase the benefits provided under any existing Plan.

                  (e) None of the Companies, any Subsidiary nor any trade or business (an "ERISA Affiliate"), that together with the Companies would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, currently sponsors, maintains or contributes to, or at any time within the last six (6) years has sponsored, maintained or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA (including any described in Section 4063(a) of ERISA).

                  (f) Neither the Companies nor the Subsidiaries nor any ERISA Plan, nor any trust created thereunder nor, to the Sellers' Knowledge, any trustee or administrator of any such ERISA plan, has engaged in a transaction with respect to any ERISA Plan that could subject the Companies, any Subsidiary or any ERISA Plan or such trust created thereunder (whether by way of indemnification or otherwise), to either a civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

                  (g) Full payment has been made of all amounts that the Companies or any Subsidiaries is required to pay under the terms of each ERISA Plan as of the last day of the most recent Plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof will be paid by the Companies or the applicable Subsidiaries on or prior to the Closing Date or will be properly recorded in the Companies' combined financial statements in accordance with GAAP consistently applied.

                  (h) Each ERISA Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter to the effect that it is so qualified-and that the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, and neither the Companies nor the Sellers are aware of any circumstances that could result in such Plan no longer being qualified. All such ERISA Plans have been amended for the Tax Laws commonly known as "GUST" and "EGTRRA" and each such ERISA Plan has been submitted to the Internal Revenue Service for a favorable determination letter within the remedial amendment period prescribed under GUST.

                  (i) Except as set forth on Schedule 4.4(i), no Plan provides welfare benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of the Companies or any Subsidiaries beyond their retirement or other termination of service (other than coverage mandated by applicable Laws), and neither the Companies nor any Subsidiaries has any binding obligation to provide any employee or group of employees with any such benefits upon their retirement or termination of employment.

                  (j) Except as set forth on Schedule 4.4(j), neither the execution and delivery of this Agreement by the Sellers nor the performance by the Sellers of this Agreement nor the consummation of the transactions contemplated hereby will (i) entitle any current or former director, officer or employee of the Companies or the Subsidiaries to severance pay, unemployment compensation or any other payment from the Companies or any Subsidiaries, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee, or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code with respect to any ERISA Plan for which an exemption is not available. No amounts payable under the Plans will fail to be deductible for federal Income tax purposes by virtue of Section 162(a)(1) or 280G of the Code.

         4.5      Intellectual Property.

                  (a) As used herein, the term "Intellectual Property" means the following items, in each case held for use in, used in, or necessary for the businesses of the Companies and the Subsidiaries as currently conducted: trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively,
`Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; "mask works" (as defined under 17 U.S.C. ss.
901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, inventions, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); and rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons, As used herein, the term "Software" means any and all (i) computer programs (other than "off-the-shelf" or shrink-wrap software), including, but not limited to, any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (ii) computerized databases and compilations of data, and (iii) all documentation, including, but not limited to, user manuals and training materials, relating to any of the foregoing.

                  (b) Schedule 4.5(b) sets forth a true, complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations, trademark applications and Internet domain names; and
(iii) copyright and mask work registrations and copyright and mask work applications.

                  (c)      Except  as set  forth  on  Schedule  4.5(c),  (i) the
Companies or one of the Subsidiaries owns or has the right to use all Material Intellectual Property and, to the Sellers' Knowledge, all other Intellectual Property, free and clear of all Liens and Asset Liens and (ii) the Companies or one of the Subsidiaries is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Schedule 3.5(b), and (iii) any registrations or applications for Material Intellectual Property owned or used by the Companies and the Subsidiaries, and, to the Sellers' Knowledge, any registrations or applications for any other Intellectual Property owned or used by the Companies and the Subsidiaries, is valid and subsisting, is in full force and effect and has not been cancelled, expired or abandoned. With respect to any assets, rights or properties, an "Asset Lien" shall mean all restrictions, rights of first refusal, conditions, covenants and similar rights that materially impair the use of such asset, right or property by the Companies or the Subsidiaries in connection with the conduct of the Companies' or the Subsidiaries' businesses.

                  (d) Schedule 4.5(d) sets forth, with respect to the Material Intellectual Property, a true, complete and accurate list of all Software (other than readily available, "off-the-shelf" commercial or shrink-wrap software programs having an acquisition price of less than $5,000) which is owned, licensed or leased by the Companies and the Subsidiaries, describing which Software is owned, licensed or leased, as the case may be. The Software owned by the Companies and the Subsidiaries was developed by (i) employees of the Companies or the Subsidiaries or (ii) independent contractors who have created such Software as "work for hire" (as such term is defined in 17 U.S.C. ss. 101) and/or assigned their rights in such Software to the Companies or the Subsidiaries by written agreement.

                  (e) Schedule 4.5(e) sets forth a true, complete and accurate list of all agreements (whether oral or written, and whether between the Companies or inter-corporate) to which the Companies or the Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Material Intellectual Property (other than licenses for readily available, "off-the-shelf' commercial or shrink-wrap software programs having an acquisition price of less than $5,000), or (ii) restricting the Companies' or the Subsidiaries' rights to use any Material Intellectual Property or, to the Sellers' knowledge, any other Intellectual Property, including, but not limited to, license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). No royalties or other fees (other than fees of the appropriate agency or government office for maintaining and protecting the Material Intellectual Property or other Intellectual Property) are payable by the Companies or the Subsidiaries to any third parties for the use of or right to use any Material Intellectual Property or, to the Sellers' knowledge, any other Intellectual Property except pursuant to the License Agreements. The License Agreements are valid and binding obligations of the Companies or the Subsidiaries, enforceable in accordance with their respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). To the Sellers' Knowledge, there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Companies or the Subsidiaries or, to the Sellers' Knowledge, the other party thereto, under any such License Agreements.

                  (f) Except as set forth on Schedule 4.5(f), to the Sellers' Knowledge, there has been no prior use of the Trademarks by any third party that would confer upon said third party superior rights in such Trademarks. The Companies and the Subsidiaries have used commercially reasonable efforts to police the Trademarks against third-party infringement in order to maintain the validity of such Trademarks.

                  (g) Except as set forth on Schedule 4.5(g), there is no pending or, to the Sellers' Knowledge, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority, in any jurisdiction, and neither the Companies nor the Subsidiaries have received written notice regarding any of the foregoing, involving the Intellectual Property owned by the Companies or the Subsidiaries or, to the Sellers' knowledge, the Intellectual Property licensed to the Companies or the Subsidiaries, including, but not limited to, any claim, suit, arbitration or other adversarial proceeding alleging that the activities or the conduct of the Companies' or the Subsidiaries' business infringes upon, violates or constitutes the unauthorized use of the intellectual property or other proprietary rights of any third party or challenging the Companies' or the Subsidiaries' ownership or use of any Intellectual Property, or the validity, enforceability or registrability of any Intellectual Property.

                  (h) To the Sellers' Knowledge, no third party is misappropriating, infringing, diluting or violating any Material Intellectual Property and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Companies or the Subsidiaries.

                  (i) To Sellers' Knowledge, the conduct of the Companies' and the Subsidiaries' businesses as currently conducted does not misappropriate, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) or dilute any intellectual property rights owned or controlled by any third party.

                  (j) Except as set forth on Schedule 4.5(j), the Companies and the Subsidiaries take reasonable measures to protect the confidentiality of Trade Secrets. To the Sellers' knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a written confidentiality and non-disclosure agreement. To the Sellers' knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

                  (k)      Except  as set  forth  on  Schedule  4.5(k),  (i) the
consummation  of  the  transactions   contemplated  by  this  Agreement  or  the
Transaction Agreements will not result in the loss or impairment of the Purchaser's rights to own, use, or bring any action for the infringement of any of the Material Intellectual Property, nor will such consummation require the consent of any third party in respect of any Material Intellectual Property and
(ii) to the Sellers' Knowledge, the consummation of the transactions contemplated by this Agreement or the Transaction Agreements will not result in the loss or impairment of the Purchaser's rights to own, use, or bring any action for the infringement of any of the other Intellectual Property, nor will such consummation require the consent of any third party in respect of any other Intellectual Property. No current or former director, officer, employee, contractor or consultant of the Companies or the Subsidiaries (or any of its predecessors in interest) will, after giving effect to the transactions contemplated by this Agreement or the Transaction Agreements, own or retain any rights to use any of the Material Intellectual Property or, to the Sellers' Knowledge, any Intellectual Property.

         4.6      Assets.

                  (a) Schedule 4.6(a) sets forth a true, correct and complete list of all tangible assets, properties and rights owned, leased or licensed by the Companies or any of the Subsidiaries having a value in excess of $10,000. All of the buildings, improvements, machinery and equipment currently used in connection with the businesses of the Companies and the Subsidiaries are in good and working condition and repair to permit the continual operation and conduct of the businesses of the Companies and its Subsidiaries as presently conducted, ordinary wear and tear excepted. Except as set forth on Schedule 4.6(a), the Companies and the Subsidiaries have good and valid title to all assets, properties and rights owned by the Companies and the Subsidiaries reflected in the Audited Financial Statements (except inventory and other properties disposed of in the ordinary course of business since December 31, 2003, and accounts receivable paid since December 31, 2003), free and clear of all Liens and Asset Liens, except for Permitted Liens.

                  (b) All material assets, properties, interests and rights used or held for use in the conduct of the businesses of the Companies and the Subsidiaries (the "Business Assets") are owned, leased or licensed by the Companies and the Subsidiaries. The Business Assets include all of the material assets, properties, interests and rights material to, or used for the conduct of the businesses of the Companies and the Subsidiaries as presently conducted. The Companies and the Subsidiaries have such technology sufficient for the operations of its business as it is presently conducted. The Companies and the Subsidiaries have the right to use all of the assets, properties, interests and rights used in the conduct of the businesses of the Companies and the Subsidiaries as presently conducted, notwithstanding any Asset Liens on such assets, properties, interests and rights.

         4.7      Litigation.

                  (a) Except as set forth on Schedule 4.7, (i) the Companies or the Subsidiaries have not received written notice of any pending or threatened Action and, to the Sellers' Knowledge, there is no Action pending or threatened, in each case, by or against the Companies or the Subsidiaries before any Governmental Authority, and (ii) there is no Order outstanding against the Companies or any Subsidiaries. Actions listed on Schedule 4.7 shall collectively be referred to herein as "Known Pre-Closing Litigation" and all Actions relating to or arising out of events, occurrences or circumstances prior to the Closing (whether or not such Action is commenced prior to Closing) but which is not listed on Schedule 4.7 shall collectively be referred to herein as "Unknown Pre-Closing Litigation."

                  (b) There is no Action pending or, to the Sellers' Knowledge, threatened against the Companies or any Subsidiaries which (i) challenges the transactions contemplated hereby, (ii) would prevent or materially interfere with or delay the consummation of the transactions contemplated hereby, or (iii) seeks damages in connection with the transactions contemplated hereby.

         4.8      Title to Properties.

                  (a) Schedule 4.8(a) is a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Companies or the Subsidiaries use or occupy, or have the right to use or occupy, any real property (the land, buildings and other improvements covered by the Real Property Leases are referred to herein as the "Leased Real Property"), including the date, address, lessor and lessee (or sublessor or sublessee, as the case may be) and use of the premises under each Real Property Lease. The Companies have heretofore made available to the Purchaser true, correct and complete copies of each of the Real Property Leases. The Companies hold good and valid leasehold interests to the Leased Real Property, in each case subject to the provisions of the applicable Real Property Lease. Each Real Property Lease is valid, binding and enforceable and in full force and effect and no material default or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a material default by the Companies or any Subsidiaries, or to the Sellers' Knowledge, any other party to any Real Property Lease.

                  (b) The Companies and the Subsidiaries do not own any real property.

                  (c) To the Sellers' Knowledge, there are no condemnation or real estate Tax proceedings pending or threatened with respect to any of the Leased Real Properties, and the Companies have not received written notice of any such proceedings.

         4.9      Consents, Notices and Approvals.

                  (a) Except for Consents set forth on Schedule 4.9(a), no Consent of any Governmental Authority is required to be made or obtained by the Companies, any of the Subsidiaries or any of the Sellers in connection with the execution, delivery and performance by the Sellers of this Agreement and the consummation of the transactions contemplated hereby.

                  (b) Except as set forth on Schedule 4.9(b), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) require the Consent of any party to any Material Contract, or (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by or a loss of a benefit under, any Material Contract.

         4.10     Contracts.

                  (a) Set forth on Schedule 4.10(a) is a true, correct and complete list of the following types of Contracts, to which the Companies or the Subsidiaries, as the case may be, is a party or by which it or its properties are bound, or pursuant to which it obtains benefits or incurs obligations in the conduct of its businesses (the "Material Contracts"):

                           (i) Contracts for the purchase of goods by, or for the furnishing of services to, the Companies and the Subsidiaries that provide for, or could reasonably be expected to provide for, remaining payments by the Companies and the Subsidiaries in excess of $25,000 during the term of any such Contract;

                           (ii) Contracts between (x) the Companies or any Subsidiaries and (y) any of its Affiliates, officers or directors (or any Affiliates of any of the foregoing);

                           (iii) Contracts with any Person containing any guaranties by, or residual obligations of, the Companies or any Subsidiaries;

                           (iv) any lease agreement between the Companies or any Subsidiaries and any Person for leasing equipment, which has an aggregate rental value in excess of $25,000 during the term of the lease;

                           (v) Contracts under which the Companies or the Subsidiaries provides consulting services to any person;

                           (vi) any employment, severance, non-competition, consulting or other Contracts with any current or former stockholder, director, officer, sales associate or employee of the Companies and the Subsidiaries;

                           (vii) joint venture, partnership, stockholder, voting trust or other Contracts whereby the Companies or the Subsidiaries have agreed with any other Person (A) to enter into a joint business arrangement for profit or (B) to vote any shares of capital stock or other equity or beneficial interests in any other Person in any particular manner;

                           (viii) Contracts entered into since January 1, 2001 providing for the acquisition or disposition of assets having a value in excess of $25,000, other than such acquisitions or dispositions in the ordinary course of business, consistent with past practice;

                           (ix) licenses and agreements relating to Material Intellectual Property;

                           (x) Contracts for the lease of personal property to or from any Person requiring payments in excess of $25,000;

                           (xi) Contracts requiring the Companies or any Subsidiaries to indemnify or hold harmless any Person in respect of which the aggregate potential obligation could reasonably be expected to exceed $25,000;

                           (xii) Contracts contemplating the referral of any services to any Person or to the Companies or any Subsidiaries, as the case may be, the performance of which involves consideration in excess of $25,000;

                           (xiii) any Contracts (A) relating to indebtedness for borrowed money or other financing transactions or (B) restricting the ability of the Companies or any Subsidiaries to incur indebtedness for borrowed money or make any loan or advance or own, operate, sell, transfer, pledge or otherwise dispose of any assets;

                           (xiv) Contracts under which any other Person has directly or indirectly guaranteed any indebtedness, liability or obligation of the Companies or any Subsidiaries, or letter of credit issued to guarantee any obligation of the Companies or any Subsidiaries, or any vendor or customer of the Companies or any Subsidiaries;

                           (xv)     mortgages,   pledges,  security  agreements,
         deeds of trust or other documents granting a Lien;

                           (xvi) Contracts (A) providing for the payment of any bonus or commission based on sales or earnings or (B) providing for any bonus or other payment based on the sale of the Companies or any Subsidiaries or any portion thereof or any other change of control of the Companies or any Subsidiaries;

                           (xvii)   Contracts  that  provide  for a payment,  or
         that the terms and conditions that would otherwise govern the relationship of the parties thereto will be altered, upon a change of control of the Companies or any Subsidiaries;

                           (xviii)  Contracts with any Governmental Authority;

                           (xix) Contracts containing covenants which restrict the Companies or the Subsidiaries from engaging in any business or in any geographical area or containing any prohibition on the disclosure of confidential information in the possession of the Companies or any Subsidiaries or any exclusivity provision with respect to any business or geographic area; and

                           (xx) Any other Contracts not listed in subparagraphs (i) through (xix) above, that are material to the business of the Companies and the Subsidiaries, whether or not in the ordinary course of business consistent with the past practice, made or entered into since January 1, 2001.

Schedule 4.10(a) shall set forth, with respect to each Material Contract listed thereon, the subparagraph(s) of subsection (a) above to which such Material Contract relates.

                  (b) The Companies and the Subsidiaries have made available to the Purchaser copies of all of the Material Contracts. Each of the Material Contracts is in full force and effect and is a valid and binding obligation of the Companies and the Subsidiaries, enforceable against the Companies and the Subsidiaries in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). To the Sellers' Knowledge, each of the Material Contracts is a valid and binding obligation of the other parties thereto, enforceable against such other parties in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth on Schedule 4.10(b), with respect to the Material Contracts, no default or circumstances exist which, with the giving of notice or the passage of time, or both, would constitute a material default by the Companies or any of the Subsidiaries or, to the Sellers' Knowledge, by the other party or parties thereto. None of the parties to any Material Contract has terminated such Material Contract, and the Companies and the Subsidiaries have not given oral or written notice of termination of any Material Contract or received oral or written notice of termination of any such Material Contract from any other party thereto, nor has the Companies or any Subsidiaries received any oral or written notice of any such party's intention to discontinue its business relationship with the Companies or any Subsidiaries or oral or written notice of such party's intention to reduce the volume of business it conducts with the Companies or any Subsidiaries under any of the Material Contracts.

         4.11     Absence  of  Undisclosed  Liabilities.  Except as set forth on
Schedule 4.11, neither the Companies nor any Subsidiaries has incurred any contractual liability or, to the Sellers' Knowledge, incurred any other liability, whether accrued, contingent, absolute, determined, indeterminable or otherwise, which was not (i) reflected or reserved against in the Audited Financial Statements or (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2003, in each case, in an amount less than $25,000 individually and $100,000 in the aggregate. Except as set forth on Schedule 4.11, the reserves for such liabilities and obligations reflected on the 2003 Balance Sheet are adequate in accordance with GAAP consistent with past practice.

         4.12     Compliance with Laws; Permits.

                  (a)      Neither  the  Companies  nor  any   Subsidiaries  has
violated in any respect any Orders and each of the Companies and the Subsidiaries has complied and is presently in compliance in all material respects with all applicable Laws that are material to the conduct of the Companies' or the Subsidiaries' respective businesses or ownership of their respective properties or assets.

                  (b)      The   Companies  and  the   Subsidiaries   and  their
respective employees have all licenses, including being a licensed "travel agency" in the states in which it operates, franchises, permits and authorizations of any Governmental Authority as are material for the lawful conduct of the business of the Companies and the Subsidiaries as presently conducted, including, without limitation, required by Law (collectively, "Permits"), and such Permits are in full force and effect. Schedule 4.12(b) sets forth a true, complete and accurate list of all of the material Permits. Neither the Companies nor any Subsidiaries nor any of such employees has received any written notice of revocation of or default under, any Permits.

         4.13     Environmental Matters.

                  (a) Except as set forth on Schedule 4.13(a), the Companies and the Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. Except as set forth on Schedule 4.13(a), the

Companies and the Subsidiaries have not received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Companies and the Subsidiaries are not in compliance with Environmental Laws, and, to the Sellers' knowledge, there are no circumstances that may prevent or materially interfere with such compliance in the future.

                  (b) Except as set forth on Schedule 4.13(b), there is no Environmental Claim pending or, to the Sellers' Knowledge, threatened against the Companies and the Subsidiaries.

                  (c) Except as set forth on Schedule 4.13(c), there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Hazardous Material, that, to the Sellers' Knowledge, could form the basis of any Environmental Claim against the Companies or any Subsidiaries or any person whose liabilities for any such Environmental Claim, the Companies or any Subsidiaries have or may have retained or assumed either contractually or by operation of law.

         4.14     Tax Matters.

                  (a)      Except as set forth on Schedule 4.14(a):

                           (i) Each of the Companies and the Subsidiaries has (x) timely filed (or there has been filed on its behalf) all Tax Returns required to be filed by it (taking into account valid extensions) and all Tax Returns are true and correct, (y) paid (or there has been paid on its behalf) in full all Taxes required to be paid by it, and (z) established (or there has been established on its behalf) on the 2003 Balance Sheet reserves that are adequate for the payment of any Taxes not yet due and payable. Since the date of the 2003 Balance Sheet, none of the Companies or any of the Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business, consistent with past practice;

                           (ii) There are no Liens for Taxes upon any assets of the Companies or any of the Subsidiaries, except Permitted Liens;

                           (iii) No deficiency for any Taxes has been proposed, asserted or assessed against the Companies or any of the Subsidiaries that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Companies or any of the Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Return is outstanding, nor is any request for any such waiver or consent pending;

                           (iv) There are no federal, state, local or foreign audits, actions, suits, proceedings, claims or administrative proceedings or, to Sellers' Knowledge, investigations, relating to Taxes or any Tax Returns of the Companies or any of the Subsidiaries now pending, and none of the Companies or any of the Subsidiaries has received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns;

                           (v) Each of the Companies and the Subsidiaries have complied in all material respects with all applicable Laws relating to the payment, collection or withholding of any Tax, and the remittance thereof, including, but not limited to, Sections 1441, 1442, 1445 and 3402 of the Code.

                           (vi) None of the Companies or any of the Subsidiaries has received any written ruling from any Tax authority. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Companies or any of the Subsidiaries;

                           (vii) None of the Companies or any of the Subsidiaries (A) is a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, "Tax Sharing Agreements") or (B) has any potential liability or obligation to any person as a result of or pursuant to, any such Tax Sharing Agreement;

                           (viii) None of the Companies or any of the Subsidiaries has agreed or is required to make any adjustments under
         Section 481(a) of the Code (or any similar provision of state, local or foreign Law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired;

                           (ix) No jurisdiction where the Companies or any of the Subsidiaries does not file a Tax Return has made a Claim that the Companies or any of the Subsidiaries is required to file a Tax Return for such jurisdiction or that any Taxes are due as a result of doing any business in such jurisdiction;

                           (x) Since their formation, none of the Companies or any of the Subsidiaries have been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under
         Section 355(a) of the Code;

                           (xi) Since their formation, none of the Companies nor any of the Subsidiaries have taken any action that would cause such Companies or Subsidiaries to not qualify as an "S" corporation or Qualified Subchapter "S" Subsidiaries (as the case may be); and

                           (xii) Since their inception the Companies and the Subsidiaries have been either "S" corporations or qualified subchapter "S" subsidiaries.

                  (b) Other than any Tax Returns which have not yet been required to be filed, each of the Companies and the Subsidiaries has made available to the Purchaser true and correct copies of the United States federal income Tax Return and any state, local or foreign Tax Return for each of the taxable years ended December 31, 2002 and 2001.

                  (c) Each of the Companies and the Subsidiaries has previously delivered or made available to the Purchaser complete and accurate copies of each of (i) all audit reports, letter rulings, technical advice memoranda, and similar documents issued since January 1, 2000 by a Governmental Authority relating to the United States federal, state or local Taxes due from or with respect to it, and (ii) any closing agreements entered into by it with any Tax authority, in each case, existing on the date hereof. The Companies and each of the Subsidiaries will deliver to the Purchaser all materials with respect to the foregoing for all matters arising after the date hereof through the Closing Date.

         4.15     No Material Adverse Change.

                  (a) Except as set forth on Schedule 4.15(a), since January 1, 2004, the businesses of the Companies and the Subsidiaries have been conducted in the ordinary course of business, consistent with past practice.

                  (b) Except as set forth on Schedule 4.15(b), since January 1, 2004, there has not occurred any event, change or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.16     Affiliated Transactions.

                  (a) Except as set forth on Schedule 4.16(a), no (x) officer, director, or employee or any Affiliate of the Companies or any Subsidiaries, (y) Seller, or (z) spouse, child, or Affiliate of the foregoing:

                           (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Companies or any Subsidiaries (other than ownership of less than 1% of the outstanding securities of a company that is publicly listed on a national securities exchange ("Permitted Investments")) or has had, since January 1, 2001, any material direct or indirect financial interest in any competitor, supplier or customer of the Companies or any Subsidiaries (other than Permitted Investments);

                           (ii) owns, directly or indirectly, in whole or in part, or has any interest in any material tangible or intangible property which the Companies or any Subsidiaries uses in the conduct of its business or otherwise or, since January 1,2001, has owned, directly or indirectly, in whole or in part, or had any interest in any material tangible or intangible property which the Companies or any Subsidiaries uses or has used in the conduct of its business or otherwise;

                           (iii) has outstanding borrowings of any amount of money or other property from the Companies or any Subsidiaries or has, since January 1, 2001, borrowed any material amount of money or other property from the Companies or any Subsidiaries; or

                           (iv) is participating or engaging or has, since January 1, 2001, participated or engaged in any business substantially similar to the businesses of the Companies or any Subsidiaries other than such business as will be acquired by the Purchaser pursuant to this Agreement.

                  (b) Except as set forth on Schedule 4.16(b), (i) the Companies and the Subsidiaries have no liabilities, debts or any other obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or become due) to any Seller or any officer, director or employee of the Companies or any Subsidiaries or to any spouse or child, stockholder, director, officer or Affiliate of any of the foregoing, and (ii) since January 1, 2001, the Companies and the Subsidiaries have had no material liabilities, debts or any other obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or become due) to any Seller or any officer, director or employee of the Companies or any Subsidiaries or to any spouse or child, stockholder, director, officer or Affiliate of any of the foregoing, other than, with respect to (i) and (ii) above, in the case of any such officer or employee of the Companies or any Subsidiaries, in respect of accrued wages, the reimbursement of expenses and the extension of benefits to such person made in the ordinary course of business consistent with past practice.

         4.17     Insurance.

                  (a) Schedule 4.17(a) sets forth a true, correct and complete list of all insurance policies covering the properties and activities of the Companies and the Subsidiaries. All such policies are in full force and effect. The Companies and the Subsidiaries have not received written notice of cancellation or non-renewal with respect thereto. All premiums due with respect to such policies have been timely paid and the Companies and the Subsidiaries are not in default with respect to its material obligations under such insurance policies. Except as set forth on Schedule 4.17(a), since December 31, 2002 neither the Companies nor any of the Subsidiaries has been refused any insurance coverage with respect to its assets or properties, coverage has not been limited or cancelled by any insurance carrier to which the Companies or any Subsidiaries has applied for any such insurance or with which the Companies or any Subsidiaries has carried insurance.

                  (b) Schedule 4.17(b) sets forth the loss history for each of the insurance policies that the Companies or any Subsidiaries has and has had since January 1, 2001.

         4.18 Brokers and Finders. Except as set forth on Schedule 4.18, there are no outstanding broker, finder or investment banker fees or commissions owed or to be owed by or on behalf of any of the Sellers or the Companies or any Subsidiaries in connection with the transactions contemplated by this Agreement. Such fees and expenses shall be the responsibility of the Sellers.

         4.19 Books and Records. Except as set forth on Schedule 4.19, the books of account, stock record books, and other records (other than minute books) of the Companies or any Subsidiaries, all of which have been made available to the Purchaser, are complete and correct in all material respects. Except as set forth on Schedule 4.19, the minute books of the Companies and the Subsidiaries, all of which have been made available to the Purchaser, are true and correct.

         4.20 Seller Ownership of Stock; Title. Each Seller is the sole lawful record and beneficial owner of the Securities, set forth opposite such Seller's name on Schedule 4.2(a), which ownership is free and clear of all Liens other than Security Liens. Such Seller is not a party to any agreement creating rights with respect to such Securities in any Person and such Seller has the full power and legal right to sell, assign, transfer and deliver such Securities. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, voting trust agreements, proxies, calls or rights to subscribe of any character relating to such Securities. Such Seller has not received any written notice of any adverse claim to the ownership of any of such Securities (or any capital stock of the Companies), and has no Knowledge of existing facts that could reasonably be expected to give rise to any adverse claim to the ownership of such Securities (or any capital stock of the Companies). The delivery of certificates for such Securities owned by such Seller to the Purchaser pursuant to the provisions of this Agreement will transfer to the Purchaser at the Closing good and valid title to such Securities, free and clear of all Liens except Security Liens.

         4.21     Seller Authority.

                  (a) Each Seller has the requisite power and authority and has full legal capacity necessary to execute, deliver and perform his or its obligations under this Agreement and the Seller Transaction Agreements to which such Seller is a party, and to perform such Seller's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and at the Closing each of the Seller Transaction Agreements to which such Seller is a party will be, duly and validly executed and delivered to the Purchaser by such Seller. As used herein, "Seller Transaction Agreements" shall mean the Escrow Agreement, the Employment Agreements, the Stock Powers, the Directors' and Officers' Releases and any other documents or agreements executed in connection with the transactions contemplated hereby and thereby.

                  (b) This Agreement constitutes, and at the Closing each of the Seller Transaction Agreements to which such Seller is a party will constitute, a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms; except that such enforcement is subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

                  (c) If such Seller is married and the Securities constitute community property or otherwise are owned or held in a manner that requires spousal or other approval for this Agreement or the Seller Transaction Agreements to which such Seller is a party to be legal, valid and binding, this Agreement or such Seller Transaction Agreements or another valid instrument has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of such Seller's spouse or the person giving such approval, enforceable against such spouse or person in accordance with its terms.

         4.22     Seller: No Violation; Consents and Approvals.

                  (a) The execution and delivery by such Seller of this Agreement and the Seller Transaction Agreements to which such Seller is a party and the consummation of the transactions contemplated hereby do not and will not: (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by any note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise, agreement, commitment, contract or other instrument or obligation by which such Seller or any of such Seller's Securities is bound; (ii) constitute a violation of any Law, Order, judgment or decree to which such Seller or any of such Seller's Securities is bound; (iii) result in the creation of any Lien or Asset Lien (other than a Permitted Lien) upon any of the assets or properties of the Companies or the Subsidiaries, or such Sellers' Securities; or (iv) result in the creation of any Lien other than a Security Lien on the Securities.

                  (b) Except as set forth on Schedule 4.9(a) and Schedule 4.9(b), no Consent of any Governmental Authority or other Person is required to be made or obtained in connection with the execution, delivery and performance by such Seller of this Agreement or the Seller Transaction Agreements to which such Seller is a party or the consummation of the transactions contemplated hereby or thereby.

         4.23 Litigation. There is no Action pending or, to such Seller's Knowledge, threatened against such individual Seller, which (a) challenges the transactions contemplated by this Agreement or the Seller Transaction Agreements, (b) would prevent or materially interfere with or delay the consummation of the transactions contemplated hereby, or (c) seeks damages in connection with the transactions contemplated hereby.

         4.24     Seller Outstanding Obligations.

                  (a) Except as set forth on Schedule 4.24(a), the Companies have no outstanding liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) to such Seller and there are no amounts due from the Companies to such Seller, nor any Contracts between the Companies and such Seller (or, in each case, any of such Seller's spouse, children, or Affiliates), and such Seller (or any of such Seller's spouse, children, or Affiliates) has no Claim against the Companies.

                  (b) Except as set forth on Schedule 4.24(b), neither such Seller, nor any spouse, child, or Affiliate of such Seller:

                           (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Companies or any Subsidiaries (other than Permitted Investments) or has had, since January 1, 2001, any material direct or indirect financial interest in any competitor, supplier or customer of the Companies or any Subsidiaries (other than Permitted Investments);

                           (ii) owns, directly or indirectly, in whole or in part, or has any interest in any tangible or intangible property which the Companies or any Subsidiaries uses in the conduct of its business or otherwise or, since January 1, 2001, has owned or used, directly or indirectly, in whole or in part, or had any interest in any material tangible or intangible property which the Companies or any Subsidiaries uses or has used in the conduct of its business or otherwise;

                           (iii) uses in a material manner, directly or indirectly, in whole or in part, other than in connection with the conduct of the Companies' or any of the Subsidiaries' business, any tangible or intangible property of the Companies or any Subsidiaries or, since January 1, 2001, has used, directly or indirectly, in whole or in part, other than in connection with the conduct of the Companies' or any Subsidiaries' business, any material tangible or intangible property of the Companies or any Subsidiaries;

                           (iv) has outstanding borrowings of any amount of money or other property from the Companies or any Subsidiaries or has, since January 1, 2001, borrowed any material amount of money or other property from the Companies or any Subsidiaries; or

                           (v) is participating or engaging or has, since January 1, 2001, participated or engaged in any business substantially similar to the businesses of the Companies or any Subsidiaries other than such businesses as will be acquired by the Purchaser pursuant to this Agreement.

                  (c) Except as set forth on Schedule 4.24(c), effective as of immediately prior to the Closing, each of the Affiliate Transactions shall be terminated and shall thereafter be null and void and of no further force or effect.

         4.25 Receivables. Except as set forth on Schedule 4.25, all accounts receivable and notes receivable of the Companies and the Subsidiaries
(i) are valid obligations of the obligors, (ii) have arisen from bona fide transactions in the ordinary course of business consistent with past practices, and (iii) have been adequately reserved for in the Financial Statement.

         4.26 Consent of Spouse. If such Seller is married, such Seller represents and warrants that he is not a domiciliary resident of a "community property" state and has not been a resident of such a state since acquiring the Securities owned by such Seller.

         4.27 Bank Accounts. Set forth on Schedule 4.27 is a list of all bank accounts registered or listed in the name of the Companies and the Subsidiaries.

         4.28 Disclosure. No representation or warranty of any Seller contained in this Agreement or any of the Transaction Agreements contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which it was or will be made, not misleading.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF RCG AND THE PURCHASER

         RCG and the Purchaser hereby jointly and severally represent and warrant to each of the Sellers the following:

         5.1      Organization; Authority.

                  (a) Each of RCG and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (except as set forth on Schedule 5.1) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments to be executed and delivered by it hereunder or in connection herewith and to carry out its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by RCG and the Purchaser hereunder or in connection herewith, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate and other actions of RCG and the Purchaser pursuant to and in accordance with the Laws governing RCG and the Purchaser.

                  (b) This Agreement and the other agreements and instruments to be executed and delivered by RCG and the Purchaser hereunder or in connection herewith have been duly executed and delivered by RCG and the Purchaser, and constitute valid and binding obligations of RCG and the Purchaser, enforceable against RCG and the Purchaser in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         5.2 No Violation. Except as set forth on Schedule 5.2, the execution and delivery by RCG and the Purchaser of this Agreement and the other agreements and instruments to be executed by RCG and the Purchaser hereunder and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in any breach of any provision of the respective articles of incorporation or by-laws of RCG and the Purchaser; (ii) violate, or conflict with, or result in a breach of any provisions of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation, modification or acceleration of the performance required by, any material note, bond, mortgage, indenture, deed of trust, lease, license, permit, franchise, agreement, commitment, contract or other instrument or obligation by which RCG or the Purchaser is bound; (iii) constitute a violation of any Law, Order, judgment or decree to which RCG or the Purchaser is bound; or (iv) result in the creation of any material Lien.

         5.3 Consents and Approvals. Except for consents and approvals set forth on Schedule 5.3, no consent, approval, permit, waiver, authorization of, or notice or filing with, any Governmental Authority or other Person is required to be made or obtained in connection with the execution, delivery and performance by RCG or the Purchaser of this Agreement or the other agreements and instruments to be executed by RCG or the Purchaser hereunder or the consummation of the transactions contemplated hereby or thereby.

         5.4 Brokers and Finders. Except as set forth on Schedule 5.4, there are no outstanding broker, finder or investment broker fees or commissions owed or to be owed by RCG or the Purchaser in connection with the transactions contemplated by this Agreement for which the Companies or the Sellers are or may be responsible.

         5.5 Investment Intent. The Purchaser is acquiring the Securities for investment for its own account and not with a view to the distribution of any part thereof. The Purchaser acknowledges that the Securities have not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom.

                                   ARTICLE VI

                                    COVENANTS

         6.1 Interim Operation of the Company and the Subsidiaries. Except as expressly permitted by this Agreement or with the prior written consent of Purchaser or as required by Law, during the period from the date of this Agreement to the Closing Date, the Sellers shall cause the Companies and each of the Subsidiaries to conduct their business only in the ordinary course, consistent with past practice, and the Sellers shall cause each of the Companies and Subsidiaries to use their commercially reasonable best efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its current relationships with, customers, suppliers, financing sources, employees and any others having business dealings with them. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, required by Law or set forth on Schedule 6.1, during the period from the date of this Agreement through the Closing Date, the Companies shall not, and the Companies and the Sellers shall not cause any of the Subsidiaries to, without the prior written consent of Purchaser:

                  (a) amend the certificate of incorporation or by-laws of the Companies or any Subsidiaries;

                  (b) issue, reissue, sell, deliver, transfer, repurchase, redeem, acquire or pledge or authorize or propose the issuance, reissuance, sale, delivery, transfer, repurchase, redemption, acquisition or pledge of shares of capital stock of any class or series, or any securities convertible into capital stock of any class or series, or grant or enter into any rights, warrants, options, units, agreements or commitments with respect to the issuance of such capital stock or other entity interest or convertible securities or amend any terms of any such right, warrant, option, agreement or commitment;

                  (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or other entity interest;

                  (d) adjust, split, combine, subdivide or reclassify any shares of its capital stock or other entity interest, as the case may be, or any option, warrant or right relating thereto;

                  (e) (i) sell, lease, transfer or otherwise dispose of any of its properties, assets or rights, other than in the ordinary course of business consistent with past practice in an amount not to exceed $25,000 individually or $100,000 in the aggregate; (ii) permit, allow or suffer any of its properties or assets to be subjected to any Lien or Asset Lien other than Permitted Liens; or (iii) acquire or lease any properties, assets or rights in an amount not to exceed $25,000 individually or $100,000 in the aggregate;

                  (f)      create,   incur,   assume   or   guarantee   (i)  any
indebtedness or (ii) any other liability or obligation, in each case, other than in the ordinary course of business consistent with past practice;

                  (g) pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise, and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities and obligations that are actually due and payable and are reflected on the 2003 Balance Sheet or incurred in the ordinary course of business consistent with past practice since the date thereof;

                  (h) fail to maintain the accounts, books and records of the Companies or any Subsidiaries in the usual, regular and ordinary manner on a basis consistently applied;

                  (i) enter into, amend or supplement any employment, severance, termination or other agreement or employee benefit plan, including any of the Plans, or employment policies, or make any change in the compensation, severance or termination benefits payable or to become payable to any of its officers, directors, employees, agents or consultants (other than planned annual increases in the rates of compensation to employees who are not officers or directors of the Companies or any Subsidiaries in the ordinary course of business consistent with past practice, provided such increases are disclosed to Purchaser in advance);

                  (j) make any payments (other than regular compensation payable to officers and employees of the Companies or any Subsidiaries in the ordinary course of business consistent with past practice), loans, advances or other distributions to, or enter into any transaction, agreement or arrangement with officers, directors, partners, employees, agents, consultants, stockholders, associates or family members;

                  (k) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or securities of or by any other manner, any corporation, partnership, joint venture or other entity;

                  (l)      make  or  authorize  any  capital   expenditures   or
commitment for capital expenditures in excess of $25,000 individually or $100,000 in the aggregate;

                  (m) settle or compromise any Tax liability, agree to any adjustment of any Tax, make, change or revoke any election with respect to Taxes (except for depreciation elections), surrender any right to claim a refund of Taxes, consent to any extension or waiver of the statute of limitations period applicable to any Taxes, Tax Return or Tax Claim, amend any Tax Return, or enter into any closing agreement with respect to Taxes;

                  (n) (i) except in the ordinary course of business consistent with past practice and involving liabilities or obligations not in excess of $25,000 individually or $100,000 in the aggregate, enter into, or amend, terminate or waive any right under, any Material Contract, or (ii) take any action or fail to take any action that, with or without either notice or lapse of time or both, would constitute a material default under any contract, agreement or arrangement;

                  (o) fail to maintain, renew or replace (at levels consistent with presently existing levels) any policy of insurance listed on
Schedule 4.17 or terminate or amend or fail to perform any of its obligations or permit any default to exist or cause any material breach under, any such policy of insurance, or enter into (except for renewals or replacements in the ordinary course of business consistent with past practice), any policy of insurance;

                  (p) make or authorize (i) any change to the Companies' or any Subsidiary's accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates or any change in the policies pertaining to the recognition of accounts receivable or the discharge of accounts payable or accounting for inventories) or (ii) any change to the Companies' or any of the Subsidiaries' Tax accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates or any change in the policies pertaining to the recognition of accounts receivable or the discharge of accounts payable or accounting for inventories), other than, in each case, as required by changes in applicable Law, provided that the Companies provides the Purchaser prior written notice of such changes;

                  (q) fail to keep current and in full force and effect or renew any Permit set forth on Schedule 4.12(b);

                  (r) dispose of or permit to lapse any rights to any Material Intellectual Property; or

                  (s) enter into any Contract, commitment or transaction with respect to taking any of the foregoing actions or any action that would make any representation or warranty contained in this Agreement which is qualified by materiality untrue or incorrect, or which is not so qualified, untrue or incorrect in any material respect, or which could reasonably be expected to prevent the satisfaction of any condition to Closing set forth herein or to otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         6.2      Non-Disclosure; Access.

                  (a) None of the Sellers shall directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any confidential information relating to the Purchaser or the Companies or any of the Subsidiaries or the transactions contemplated by this Agreement, except if, in the opinion of legal counsel, such disclosure is required by Law or a court of competent jurisdiction or other administrative or legislative body; provided, however, that prior to disclosing any of such confidential information so required, such Seller shall promptly notify the Purchaser in writing so that the Purchaser may seek a protective order or other appropriate remedy.

                  (b) If any of the Sellers breach, or threaten to commit a breach of any of the provisions of this Section 6.2 (the "Restrictive Covenant"), the Purchaser shall have the right and remedy to seek to have the Restrictive Covenant specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to the Purchaser and that money damages may not provide adequate remedy to the Purchaser. The foregoing rights shall be in addition to, and not in lieu of any other rights and remedies available to the Purchaser under law or in equity.

                  (c) If any court determines that the Restrictive Covenant, or any part thereof is invalid or unenforceable, the remainder of the Restrictive Covenant shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that the Restrictive Covenant, or any part thereof is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced,

                  (d) During the period from the date of this Agreement through the Closing Date, Sellers shall permit the Purchaser and its advisors, accountants, attorneys and representatives to have access, during regular business hours and upon reasonable notice, to the offices, facilities, assets, properties, employees, books and records of the Companies and the Subsidiaries, and shall furnish, or cause to be furnished, to the Purchaser, such financial, Tax and operating data and other information with respect to such entities and their respective offices, facilities, assets, properties, employees, businesses and operations as the Purchaser shall from time to time reasonably request. The Purchaser shall hold, and shall cause its advisors, accountants, attorneys and representatives to hold, any non-public information so provided to the Purchaser by or on behalf of Sellers or the Companies in connection with the transactions contemplated by this Agreement in confidence in accordance with the provisions of the letter of intent agreement, by and among RCG and the Companies and Sellers, dated as of March 22, 2004 (the "Confidentiality Agreement"), and any existing Non-disclosure Agreement.

         6.3      Publicity.  The parties hereto agree that no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without mutual agreement of the Seller's Representative and the Purchaser; provided that if any announcement is required by Law or the rules of any securities exchange or market to be made by any party hereto, prior to making such announcement, such party will, to the extent practicable, deliver a draft of such announcement to the other party hereto and shall give the other party reasonable opportunity to comment thereon. Upon the execution of this Agreement and the Closing, the Purchaser and the Seller's Representative will consult with the other with respect to (i) the issuance of a joint report, statement or press release regarding this Agreement and the transactions contemplated hereby and (ii) a communication plan with respect to customers, suppliers and syndication financing sources regarding the transactions contemplated by this Agreement.

         6.4 Distributions Prior to Closing. Immediately prior to the Closing, the Sellers shall cause the Companies and the Subsidiaries to make a distribution to the Sellers as of the close of business on the date immediately prior to the Closing Date of such of the current assets, of the type reflected on the Combined Balance Sheets of Response Personnel, Inc. and Affiliates, and the current liabilities of the type reflected on such balance sheet, such that, as of the Closing, the only current assets of the Companies and the Subsidiaries shall consist of $2,000,000 in cash and the only current liabilities shall consist of obligations under the capital leases. From and after the Closing, any checks or other payments for accounts receivable or other such distributed assets received by any of the Companies and the Subsidiaries shall not be deposited into any account of such Company or Subsidiary, but rather shall be deposited directly into an account or accounts designated for such purpose by the Sellers.

         6.5 Repayment of Debt. Prior to, or at the Closing, each of the Sellers shall repay in full the amount of any and all outstanding indebtedness or other liabilities owed by such Seller to the Companies or any of the Subsidiaries, together with any accrued interest thereon.

         6.6 Reasonable Best Efforts; Consents. Each Seller and the Sellers shall cause the Companies, and the Purchaser shall use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Transaction Agreements as promptly as practicable, including obtaining from any Governmental Authorities or third party any and all Consents required to be obtained or made by the Companies, such Seller or the Purchaser, respectively, or any of their respective Affiliates to consummate the transactions contemplated by this Agreement and the Transaction Agreements, including without limitation, making any required filings with Governmental Authorities and sending letters seeking any required third party Consents. The Companies, each Seller and the Purchaser shall cooperate with each other in connection with obtaining the Consents referenced in the preceding sentence, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Sellers shall cause the Companies to complete a review of all jurisdictions in which the Companies are required to obtain Permits and licenses and the Companies shall make all required filings with respect thereto (as mutually agreed with Purchaser) use its reasonable best efforts to obtain such Permits and licenses as promptly as practical.

         6.7 Updating Schedules. The Sellers shall, on a timely basis, supplement or amend the Schedules with respect to any material matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or otherwise disclosed in the Schedules or could result in a material breach of a representation or warranty (the "Updated Information"). No such supplement or amendment of the Schedules to the Updated Information shall (i) affect the ability of the Purchaser to rely on the conditions to Closing set forth in Article X hereof, or (ii) be deemed to have been set forth or otherwise disclosed as of the date of this Agreement unless the Purchaser specifically agrees thereto in writing. In the event the Purchaser elects to proceed with the Closing after receiving supplemented or amended Schedules from Sellers, the Purchaser shall continue to be entitled to bring an Indemnifiable Claim under Article VII or Article IX hereof based upon the Updated Information set forth in such supplemented or amended Schedules unless any such Indemnifiable Claim shall have been expressly waived by the Purchaser.

         6.8 Exclusivity. Unless and until this Agreement is terminated, Sellers will not, and will cause each Company and the Subsidiaries and their directors, officers, employees, brokers, agents and representatives not to solicit, negotiate, enter into an agreement or entertain an offer or alternative acquisition or merger proposals, or provide any information to any person relating to any such transaction.

         6.9 Key Man Insurance. The Companies and/or the Subsidiaries shall maintain life insurance on the lives of each of the Sellers in a minimum amount of $2,000,000 for Gutterman and $1,000,000 for each of Caliguiri and Cohen. The proceeds of such key man life insurance polices shall be for the benefit of the Companies and the Subsidiaries. Any life insurance policies in access of such amounts shall be transferred to Sellers prior to Closing.

         6.10 Employees and Employee Benefits. The employees of the Companies and the Subsidiaries shall be given credit for periods of service with the Companies and Subsidiaries prior to the Closing Date under all employee benefit plans, programs and policies of Buyer or Parent in which such employees become eligible to participate for purposes of eligibility and vesting.

                                  ARTICLE VII

                            INDEMNIFICATION; SURVIVAL

         7.1      Indemnification.

                  (a) Each of the Sellers shall indemnify Purchaser, the Companies and the Subsidiaries and Affiliates, and their respective successors and assigns, and their respective officers, directors, stockholders, employees and Affiliates (collectively, the "Purchaser Indemnified Parties"), from and against, and shall reimburse the same for and in respect of, any and all losses, costs, fines, liabilities, claims, penalties, damages and expenses (including all reasonable legal fees and expenses) of any nature or kind, know or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, (collectively, "Losses") incurred by any Purchaser Indemnified Party or to which any of them may be subject which arise from or are related to (i) any breach of any representation or warranty made by the Sellers pursuant to Article IV of this Agreement or any of the Seller Transaction Agreements, (ii) any Company or Subsidiary Claims, (iii) any Known Pre-Closing Litigation, (iv) the failure prior to Closing of any ERISA Plans to be administered in accordance with its terms and in compliance with ERISA and the Code including any Losses incurred by the Companies or the Subsidiaries as a result of actions of participants in the ERISA Plans or other third party (a "Surviving ERISA Claim"), or (v) a breach of any covenant or obligation of such Seller in this Agreement or any Transaction Documents. Subject to Section 7.3, each Seller shall be responsible only for such Seller's Percentage Interest for any such Losses; provided, that any such Losses incurred as a result of a breach by any Seller of the representations and warranties contained in Sections 4.20, 4.21, 4.22, 4.23, 4.26 and 4.27 or any breach of any covenant hereunder by any Seller shall be borne only by such Seller.

                  (b) The Purchaser shall indemnify each of the Sellers and their respective Affiliates, and their respective successors and assigns, and their respective officers, directors, stockholders, employees and Affiliates (collectively, the "Seller Indemnified Parties"), from and against, and shall reimburse the same for and in respect of any and all Losses incurred by any Seller Indemnified Party or to which any of them may be subject which arise from
(i) any breach of any representation or warranty made by the Purchaser pursuant to Article V of this Agreement or any Transaction Agreements, (ii) a breach of any covenant by Purchaser in this Agreement or any Transaction Agreements.

                  (c) RCG shall indemnify the Sellers and the Seller Indemnified Parties from and against and shall reimburse the same for or in respect of any and all Losses incurred by any Seller or Seller Indemnified Party or to which any of them may be subject which arise from (i) any breach of any representation or warranty made by RCG and the Purchaser pursuant to Article V of this Agreement (including as set forth on Schedule 2.5(d)), (ii) any breach of any covenant by RCG in this Agreement or the Transaction Documents (including as set forth on Schedule 2.5(d)), or (iii) any breach, prior to the consummation of the Closing, of any covenant by Purchaser in this Agreement or the Transaction Documents.

         7.2      Indemnification Procedures.

                  (a)      A  party  entitled  to  indemnification   under  this
Article VII (an "Indemnified Party") shall give each party obligated to provide indemnification pursuant to this Article VII (an "Indemnifying Party") prompt written notice (the "Claim Notice") of any Claim, assertion, event, condition or proceeding involving Losses as to which it is entitled to indemnification hereunder (an "Indemnifiable Claim"), provided, however, that failure of the Indemnified Party to give the Claim Notice will not relieve the Indemnifying Party from liability hereunder except to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and will not in any event relieve the Indemnifying Party from any obligations to the Indemnified Party other than the indemnification obligation provided herein. If the Sellers, collectively, are the Indemnifying Party, references to the Indemnifying Party in the procedural provisions of this Section 7.2 (for procedural purposes only) shall be to the Sellers' Representative.

                  (b) With respect to Indemnifiable Claims by or in respect of any third party (each, a "Third Party Claim"), an Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within ten (10) days of its receipt from the Indemnified Party of the Claim Notice, to conduct at its expense the defense against such Third-Party

Claim in its own name, or, if necessary, in the name of the Indemnified Party. When the Indemnifying Party assumes the defense, the Indemnified Party will have no liability for any compromise or settlement of any such claim that is effected without its prior written consent (which consent shall not be unreasonably withheld), unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and such compromise or settlement includes an unconditional release of each Indemnified Party from any liabilities arising out of such Third-Party Claim. In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of such Third-Party Claim, the Indemnified Party will, at the Indemnifying Party's sole expense, cooperate with the Indemnifying Party. Regardless of which party defends such Third-Party Claim, the other party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, In the event that the Indemnifying Party shall fail to give the Defense Notice within the time prescribed by this Section 7.2(b), the Indemnified Party shall have the sole right to reasonably conduct such defense at the expense of the Indemnifying Party and the Indemnified Party may pay, compromise or defend such claim or proceeding at the Indemnifying Party's expense.

                  (c) In the event of any Surviving ERISA Claim involving the failure of such ERISA Plan to be administered in accordance with its terms and applicable law (other than a Third Party Claim), the Sellers shall have the right in their sole reasonable discretion upon advance notice to and after consultation with the Purchaser to determine the appropriate correction methodology and to implement (or cause the Purchaser or the Companies to implement) such correction to such ERISA Plan(s) (including without limitation any retroactive amendment to such ERISA Plan that Sellers deem to be necessary or appropriate to effectuate such correction). Sellers may in their own name or in the name of the Purchaser Indemnified Parties, upon advance notice to and after consultation with the Purchaser submit any such proposed correction to the Internal Revenue Service (or, if applicable, to the Department of Labor) to obtain the approval of such correction by such governmental agency. The Purchaser Indemnified Parties will have no liability for any compromise or settlement of any such Surviving ERISA Claim that is effected without its prior written consent (which consent shall not be unreasonably withheld), unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

                  (d) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third-Party Claim, the Indemnifying Party shall pay the amount set forth in the Claim Notice unless it objects in writing to the amount or validity thereof within 30 calendar days after receipt of the Claim Notice. In the event that the Indemnifying Party objects to the amount or the validity of the Indemnifiable Claim set forth in the Claim Notice, the parties will use their good faith reasonable best efforts to resolve such matter within 30 days of receipt of the objection to the Claim Notice. If the dispute is not resolved during such 30-day period, such matter shall be resolved in accordance with Sections 12.8 and 12.11 hereof.

                  (e) Each of the Purchaser Indemnified Parties shall be entitled, in its sole discretion to exercise a right of offset against any amounts required to be paid by such Purchaser Indemnified Party under this Agreement or any of the Transaction Agreements, including, without limitation, the amount of any Contingent Payment required to be paid by the Purchaser pursuant to Section 2.5 hereof by deducting the amount of any claims for indemnification pursuant to Section 7.1(a) or Section 9.1(a), but only to the extent that the amount of such claim for indemnification has not been timely disputed by the Indemnifying Party or has been definitively determined and is not subject to further appeal or challenge (the "Seller Offset Amounts"). Before a Seller Indemnified Party can exercise such a right of offset, it must provide two (2) Business Days written notice thereof to the Indemnifying Party.

                  (f) In the event that any Contingent Payment becomes due and payable to any Indemnifying Party pursuant to Section 2.5 hereof at a time when there is one or more unresolved disputes as to any claim for indemnification pursuant to Section 9.1 or Article VII ("Disputed Claims"), the Escrow Agent shall establish a sub-account under the Escrow Agreement and the Purchaser shall deposit with the Escrow Agent the portion of the Contingent Payment (equal to the excess of the amount of the Disputed Claims over the then-remaining available balance of the Escrow Account that is not subject to a Reserve (as defined in the Escrow Agreement)) (the "Reserve Amounts") as security for the payment of the Disputed Claims until resolution of any such disputes in accordance with the provisions hereof. Upon resolution of such Disputed Claims, the Escrow Agent shall distribute to the Purchaser and/or the applicable Seller or Sellers the relevant portion of the Reserve Amounts in accordance with the terms the Escrow Agreement.

         7.3      Limitations on Indemnification.

                  (a) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Sellers pursuant to Section 7.1(a) shall not exceed an amount equal to $4,000,000 (the "Indemnification Cap"). No claim for indemnification may be made by the Purchaser Indemnified Parties pursuant to Section 7.1(a) until such claims for which Losses are otherwise recoverable are in the aggregate in excess of $100,000, after which the Purchaser Indemnified Parties will be entitled to make any and all such claims only for Losses in excess of $100,000; provided that the limitations set forth in this sentence and the first sentence of this Section 7.3(a) shall not apply to Losses incurred by reason of any Known Pre-Closing Litigation, Surviving ERISA Claim or a breach by any Seller of a representation or warranty contained in Sections 4.1, 4.2, 4.4, 4.13, 4.16, 4.18, 4.20 or 4.21, which
Losses shall be limited to such Seller's Percentage Interest of the Initial Purchase Price..

                  (b) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Purchaser pursuant to clauses
(i) and (ii) of Section 7.l(b) shall not exceed the Indemnification Cap. No claim for indemnification may be made by the Seller Indemnified Parties pursuant to clauses (i) and (ii) of Section 7.1(b) until such claims for which Losses are otherwise recoverable are in the aggregate in excess of $100,000, after which the Seller Indemnified Parties will be entitled to make any and all such claims only for Losses in excess of $100,000.

         7.4 Method of Payment. All amounts payable to any Purchaser Indemnified Party pursuant to this Article VII and pursuant to Section 9.1 hereof shall be paid first from the Escrow Account held by the Escrow Agent, pursuant to the Escrow Agreement. To the extent such funds are insufficient to satisfy Sellers' obligations hereunder, then, such Purchaser Indemnified Party may exercise the right of offset and reserve set forth in Sections 7.2(e) and
(f) to the extent any Contingent Payment is then owing; and if such amounts are insufficient, each Seller shall be responsible for indemnifying such Purchaser Indemnified Party in accordance with the terms hereof. All amounts payable to any Seller Indemnified Party pursuant to this Article VII shall be paid in cash by RCG or the Purchaser, to the extent such party is liable, within ten (10) Business Days following determination of such amounts due.

         7.5 Survival of Representations, Warranties and Covenants. Except as set forth in Section 9.10, the representations and warranties of the parties contained herein shall survive until the first anniversary of the Closing Date (the "Expiration Date"), and no party may seek indemnification under this
Article VII with respect to a breach of a representation or warranty after the Expiration Date; provided, however, that (i) the representations and warranties contained in Sections 4.1, 4.2, 4.4, 4.13, 4.16 and 4.18 shall survive until 90 calendar days after the applicable statute of limitations (including any and all valid extensions thereof) and a Purchaser Indemnified Party may seek indemnification with respect to a breach of such representation or warranty any time prior to the expiration of such statute of limitations, and (ii) the representations and warranties of the Sellers contained in Sections 4.20 and
4.21 shall survive indefinitely. Notwithstanding anything to the contrary contained herein, all representations and warranties made by each of the Sellers, RCG and the Purchaser in this Agreement or in any schedule, Transaction Agreement or other document delivered pursuant hereto, and the liability with respect thereto, shall not terminate with respect to any Claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given a Claim Notice prior to the date on which such representation or warranty expires. The parties' respective covenants and agreements contained in this Agreement or in any Transaction Agreement shall survive indefinitely unless otherwise set forth herein or therein. Notwithstanding anything to the contrary in this Agreement, (a) no investigation by a party shall affect the representations, warranties, covenants and agreements of the other parties under this Agreement or in any Transaction Agreement certificate, schedule, list, exhibit, agreement, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby furnished or to be furnished to the other parties and (b) such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the Closing or of the fact that the other party or parties knew or should have known that any of the same is or might be inaccurate in any respect.

         7.6 Limitation of Other Indemnification Rights. Notwithstanding anything to the contrary in the organizational documents or other instruments of the Companies and Subsidiaries, if the Indemnifying Party is one of the Sellers (a "Seller Indemnifying Party"), such Seller Indemnifying Party shall not have any right to indemnification or other recovery thereunder or otherwise (whether as an officer, director, stockholder or in any other capacity except to the extent covered by any applicable "D&O Insurance") from the Companies or Subsidiaries with respect to any matter to the extent that such Seller
Indemnifying Party is liable, or would be liable but for the limitations on indemnification contained herein, to any of Purchaser Indemnified Parties for indemnification under this Article VII or Article IX with respect to such matter. 7.7 Exclusivity of Article IX. Notwithstanding anything contained herein to the contrary, except as set forth in Section 7.2(e), Section 7.2(f), Section
7.4 and Section 7.6, Article VII shall have no application to any matter that is governed by Article IX.

         7.8 Insurance Payments. Notwithstanding the foregoing provisions of this Article VII, a party shall not be entitled to be indemnified hereunder for any portion of the amount of any Losses with respect to which such party is insured and receives payment.

                                  ARTICLE VIII

                                      COSTS

         8.1 Transactional Costs. The Purchaser shall be responsible for all of its legal, accounting, advisory, consulting, finder and other fees and expenses incurred in connection with this Agreement and the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, and the Sellers shall be responsible for all legal, accounting, advisory, consulting and other fees and expenses incurred by the Sellers in connection with this Agreement, the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, including the fees set forth on Schedule 4.18. All legal, accounting, advisory, consulting, finder and other fees and expenses incurred by the Sellers, the Companies and Subsidiaries in connection with this Agreement, the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, shall be paid prior to or at the Closing and, from and after the Closing neither the Company nor the Purchaser, nor any of their respective Affiliates (exclusive of the Sellers), shall have any further obligation with respect thereto.

                                   ARTICLE IX

                                   TAX MATTERS

         9.1      Tax Indemnification.

                  (a) Each of the Sellers shall jointly and severally indemnify, defend and hold harmless the Purchaser Indemnified Parties against, and shall reimburse the Purchaser Indemnified Parties for any and all Losses arising out of, based upon or relating or attributable to (without duplication):

                           (i) all Taxes imposed on the Companies or any Subsidiaries relating or attributable to taxable periods ending on or before the Closing Date ("Pre-Closing Period") and, with respect to any period that begins on or before and that ends after the Closing Date (in each case, a "Straddle Period"), the portion of such Straddle Period deemed to end on and include the Closing Date (in the manner determined pursuant to Section 9.1(c));

                           (ii)     any   breach   of  or   inaccuracy   in  any
         representation or warranty contained in Section 4.14 of this Agreement; and

                           (iii) the failure by the Sellers or the Sellers' Representative to perform (or cause to have performed) any of the covenants made by them or agreements entered into contained in this
         Article IX, Section 6.1(m) and Section 6.1(p)(ii).

                  (b) The Purchaser shall each indemnify, defend and hold harmless the Sellers against, and shall reimburse the Sellers for their respective Percentage Interest of any and all Losses arising out of, based upon or relating or attributable to (without duplication):

                           (i) all Taxes imposed on the Companies or any Subsidiaries relating or attributable to taxable periods beginning after the Closing Date ("Post-Closing Period") and, with respect to the Straddle Period, the portion of such Straddle Period deemed to begin after the Closing Date (in the manner determined pursuant to Section 9.1(c);

                           (ii) the failure by RCG and the Purchaser to perform (or cause to have performed) any of the covenants made by them or agreements entered into contained in this Article IX; and

                           (iii) all additional Taxes imposed on each Shareholder, Company or any Subsidiary in excess of the amount of Taxes that would have been imposed if no elections under Section 338(h)(10) of the Code were made with respect to the acquisition of the Companies.

                  (c) For purposes of this Section 9.1(c), in order to apportion appropriately any Taxes relating to a Straddle Period, the parties hereto shall, to the extent permitted under applicable Law, elect with the relevant Tax authority to treat for all Tax purposes the Closing Date as the last day of the taxable year or period of the Companies and Subsidiaries. In any case where applicable Law does not permit the Companies or any Subsidiaries to treat the Closing Date as the last day of the taxable year or period, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall be:

                           (i) in the case of Taxes that are imposed on a periodic basis, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis (such as real property taxes), the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and

                           (ii) in the case of Taxes not described in (i) such as Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), deemed equal to the amount that would be payable if the taxable year or period ended on the Closing Date.

                  (d) The Sellers shall have no rights or claims against the Companies or any Subsidiaries with respect to any liabilities any Seller incurs pursuant to this Article IX, including, without limitation, any claim for indemnification or contribution. Notwithstanding this Section 9.1(d), RCG, Purchaser and Sellers shall take all actions within their control (including, but not limited to, cooperating with the Sellers as set forth in Section 9.5) to help reduce or alleviate any Taxes for which the parties may be liable pursuant to this Article IX.

         9.2 Tax Refunds. Subject to Section 9.4, the Purchaser shall pay to the Sellers (a) all refunds or credits of Taxes received by the Purchaser, the Companies, or any Subsidiaries after the Closing Date and attributable to Taxes paid by the Companies or any Subsidiaries with respect to a Pre-Closing Period and (b) a portion of all refunds or credits of Taxes received the Purchaser, the Companies, or any Subsidiaries after the Closing Date and attributable to Taxes paid by the Companies or any Subsidiaries with respect to any Straddle Period (such portion to be allocated consistent with the principles set forth in Section 9.1(c)), in each case, net of any Taxes imposed on such refund amount (that is not otherwise paid by Sellers hereunder).

         9.3      Preparation and Filing of Tax Returns and Payment of Taxes.

                  (a) Subject to the third sentence of this Section 9.3(a), the Sellers shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns required to be filed by each Company and Subsidiary for all Pre-Closing Periods and shall pay or cause to be paid all Taxes due and payable in respect of such Tax Returns (such Tax Returns, the "Pre-Closing Period Tax Returns"). All such Pre-Closing Period Tax Returns shall be prepared and filed in a manner that is consistent with the prior practice of the Companies and the Subsidiaries, except as required by applicable Law and shall take into account the Section 338(h)(10) elections set forth in Section 9.5(d) hereof. If any such Pre-Closing Period Tax Returns are due after the Closing and if the Sellers are not authorized to file such Pre-Closing Period Tax Returns by Law, the Sellers shall submit drafts of such returns to the Purchaser for its review at least twenty (20) days prior to the due date of any such Tax Return, provided, however, that such drafts of any such Pre-Closing Period Tax Return shall be subject to the Purchaser's review and approval, which approval shall not be unreasonably withheld or delayed. Subject to the provisions of the immediately preceding and succeeding sentences, if the Sellers are not authorized to file a Pre-Closing Period Tax Return by Law, Purchaser shall timely file (or caused to be filed) such Pre-Closing Period Tax Return due after the Closing Date with the appropriate taxing authorities. The Sellers shall pay or cause to be paid all Taxes due and payable in respect of such Pre-Closing Period Tax Returns to the Purchaser no later than three (3) days prior to the due date of such Tax Return, and the Purchaser shall, in connection with its obligation to file (or cause to be filed) such Tax Return, pay (or cause to be paid) to the appropriate Tax authority the amount of Taxes shown to be due on such Tax Return. Purchaser shall be liable for any penalties or interest as a result of their failure to timely file any Tax Returns pursuant to this Section
9.3 (except to the extent such failure is a direct result of a failure of Sellers to perform hereunder).

                  (b) The Purchaser shall prepare and timely file or cause the Companies or any Subsidiaries to prepare and timely file, all Tax Returns required to be filed by the Companies or such Subsidiaries for all Straddle Periods (such Tax Returns, the "Straddle Period Tax Returns"). All such Straddle Period Tax Returns shall be prepared and filed in a manner that is consistent with the prior practice of the Companies or such Subsidiaries, except as required by applicable Law. The Purchaser shall deliver drafts of all such Straddle Period Tax Returns to the Sellers for its review at least sixty (60) days prior to the due date of any such Tax Return (taking into account valid extensions) and shall notify the Sellers of the Purchaser's calculation of the Sellers' share of the Taxes of the Companies or such Subsidiaries for any such Straddle Periods (determined in accordance with Section 9.1(c)); provided, however, that such drafts of any such Straddle Period Tax Returns and such calculations of the Sellers' share of the Tax liability for such Straddle Period (determined in accordance with Section 9.1(c)) shall be subject to the Sellers review and approval, which approval shall not be unreasonably withheld or delayed. If the Sellers disputes any item on such Tax Return, it shall notify the Purchaser (by written notice within ten (10) days of receipt of the Purchaser's calculation) of such disputed item (or items) and the basis for its objection. If the Sellers do not object by written notice within such ten (10) day period, the Purchaser's calculation of the Sellers' share of the Taxes for such Straddle Period shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes hereof. The parties hereto shall act in good faith to resolve any such dispute prior to the date on which the Tax Return is required to be filed. If the parties hereto cannot resolve any disputed item, the item in question shall be resolved by an Independent Accounting Firm as promptly as practicable. The fees and expenses of the Independent Accounting Firm shall be shared equally by the parties. No later than five (5) days prior to the filing of such Tax Return, the Sellers shall pay the Purchaser in immediately available funds the amount of the Sellers' share of the Tax liability for the Straddle Period determined under this Section 9.3(b). Subject to the preceding sentence and Section 9.1, the Purchaser shall pay or cause to be paid their allocable share of any Taxes due and payable in respect of all such Straddle Period Tax Returns. Purchaser shall be liable for any penalties or interest as a result of its failure to timely file any Tax Returns pursuant to this Section 9.3 not caused by the delay of any of the Sellers'.

                  (c) Sellers shall include any income, gain, loss, deduction or other tax items for any Pre-Closing or Straddle Period in a manner consistent with Schedule K-1's prepared with respect to such periods. Such Schedule K-1s shall include any gain or income allocable to the Sellers as a result of the Section 338(h)(10) elections described in Section 9.5(d) hereto.

         9.4 Accounting and Tax Records. The Sellers shall make available to the Purchaser all Tax Returns (and other information relating to Taxes, including Tax work papers and files in its possession) of the Companies and each Subsidiary for taxable periods ending December 31, 2001 and thereafter as well as other information to the extent available. Sellers shall retain all books and records with respect to Tax matters pertinent to any of the Companies or Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and shall abide by all record retention agreements with any Tax authority. In addition, the Sellers shall give the Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records and shall allow the Purchaser to take possession of such books and records.

         9.5 Tax Cooperation; Amendment of Tax Returns; Section 338(h)(10) Elections.

                  (a) The Sellers' Representative, the Sellers and the Purchaser agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Companies and each Subsidiaries, as is reasonably requested for the filing of any Tax Returns, for the preparation of any audit and for the prosecution or defense of any Tax Claim. Any information obtained under this Section 9.5 shall be kept confidential except (i) as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding, or (ii) with the consent of the Sellers' Representative or the Purchaser, as the case may be.

                  (b) Sellers' Representative shall not, and the Purchaser shall not be required by the Sellers' Representative to, amend any Tax Return of or relating to the Companies or any Subsidiaries, except that the Sellers shall be permitted to amend a Pre-Closing Period Tax Return (an "Amended Tax Return"), and the Purchaser shall cooperate with Sellers in the preparation and filing of such Amended Tax Return if such amendment would entitle the Sellers to a refund of Pre-closing Period Taxes under Section 9.2; provided that Purchaser shall have the right to review and approve such Amended Tax Return, which approval shall not be unreasonably withheld or delayed; provided, further, that if and to the extent that such refund shall have any adverse effect upon the Companies (resulting in an increase in Taxes, hereinafter referred to as "Additional Taxes") for any period for which Sellers are required to indemnify Purchaser, then notwithstanding anything to the contrary contained in this Agreement, the amount of refund required to be paid to Sellers pursuant to Section 9.2 shall be reduced by the amount of such additional Taxes.

                  (c) Unless required by law and subject to the provisions of Section 9.6 of this Agreement, none of the Purchaser or any of its Affiliates shall or shall cause or permit the Companies or any of the Subsidiaries to amend, refile or otherwise modify any Tax Return of the Companies or any of the Subsidiaries with respect to any Pre-Closing Period without the consent of Sellers not to be unreasonably withheld, provided, however, that Purchaser and its Affiliates shall be entitled to amend, refile, or otherwise modify any such Tax Return as a result of a carryback of a Tax attribute relating to any period ending after the Closing Date.

                  (d) Each of the Sellers and the Purchaser shall jointly make timely elections pursuant to Section 338(h)(10) (and any comparable provision of applicable law) of the Code to treat the sale of the Common Stock as a sale of the assets of the Companies. The Purchaser and the Sellers shall jointly prepare and timely file any required forms and schedules in order to effectuate such election. The aggregate sales price for the Common Stock shall be allocated among the assets deemed to have been purchased in a manner reasonably agreed upon by the Sellers and the Purchaser. The parties shall report the deemed sale consistently with such allocation for all purposes, including without limitation, for purposes of filing all Tax Returns. Each party will promptly notify the other of any proceeding relating to the allocation described in this section and will keep the other advised of the progress thereof.

                  (e) Purchaser and Sellers shall take all actions within their control (including, but not limited to, cooperating with the Sellers as set forth in this Section 9.5) to help reduce or alleviate any Taxes for which the parties may be liable.

         9.6      Tax Audits.

                  (a) After the Closing, each of the Purchaser, on the one hand, and the Sellers' Representative, on the other hand ("Recipient"), shall promptly notify the other party in writing upon receipt by the Recipient or any of its Affiliates (including in the case of the Sellers' Representative, the Sellers) of any written notice of any pending or threatened audit or assessment, suit, proposed adjustment, deficiency, dispute, administrative judicial proceeding or other similar Claim ("Tax Claim") received by the Recipient from any Tax authority or any other party with respect to Losses for which any of the Sellers may be liable hereunder; provided, however, that a failure by the Purchaser or Sellers' Representative to give such notice shall not affect the other party's rights to indemnification under Section 9.1 unless the other party is materially adversely prejudiced as a consequence of such failure.

                  (b) The Sellers' Representative may elect to control the conduct, through counsel of the Sellers' own choosing and at the Sellers' Representative's sole expense and with the participation of the Purchaser, of any Tax Claim involving any asserted liability with respect to or relating to any Pre-Closing Period. If the Sellers' Representative desires to elect to control any such Tax Claim, the Sellers shall within ten (10) calendar days of receipt of the notice of such Tax Claim notify the Purchaser in writing of its intent to do so. If the Sellers' Representative properly elects to control such Tax Claim, then the Sellers' Representative shall have all rights to settle, compromise and/or concede such asserted liability and the Purchaser shall reasonably cooperate and shall cause the Companies and the Subsidiaries to reasonably cooperate; provided, however, that the Sellers' Representative shall not settle, compromise and/or concede such asserted liability (i) without the written consent of Purchaser (whose consent shall not be unreasonably withheld) if such settlement, compromise or concession could increase the Tax liability of any of the Purchaser (or any of its Affiliates), the Companies or any Subsidiaries for any other taxable period. If the Sellers' Representative does not elect to control a Tax Claim for a Pre-Closing Period pursuant to this
Section 9.6(b) (or, after assuming control, the Sellers' Representative fails to reasonably defend against such Tax Claim), the Purchaser, the Companies, or the Subsidiaries may, without affecting its or any other indemnified party's rights to indemnification under this Article IX, assume and control the defense of such Tax Claim with participation by the Sellers' Representative (at the Sellers' expense); provided, however, that the Purchaser may not settle or compromise such Tax Claim without the consent of the Sellers' Representative, which consent shall not be unreasonably withheld or delayed.

                  (c) With respect to any Tax Claim that involves any Straddle Period, the Purchaser shall notify the Sellers of such Tax Claim and the Purchaser shall control the conduct of any such Tax Claim, through counsel of the Purchaser's own choosing with participation by the Sellers' Representative (at the Sellers' expense) and the Purchaser shall have all rights to settle, compromise and/or concede such Tax Claim with the consent of Sellers (which shall not be unreasonably withheld or delayed).

         9.7 Transfer Taxes. Notwithstanding the foregoing, Sellers, on the one hand, and the Purchaser, on the other hand shall each pay one-half of any sales, use, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or similar Taxes, if any, together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto (collectively, "Transfer Taxes") for which Purchaser and Sellers are liable (in any capacity) under applicable Law and that are incurred in connection with the transactions contemplated by this Agreement. RCG and the Purchaser will be responsible for preparing and timely filing (and the Sellers will cooperate with RCG and/or at Purchasers' expense in preparing the filing) any Tax Returns required with respect to any such Transfer Taxes. The Purchaser will provide to the Sellers a true copy of each such Tax Return as filed and evidence of the timely filing thereof.

         9.8 Payments. Except as provided in this Article IX, any amounts owed by any party to any other party under this Article IX shall be paid in cash within fifteen (15) Business Days upon written notice from such other party.

         9.9 Conflicts; Survival. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the parties hereto set forth in this Article IX shall: (a) be unconditional and absolute, (b) remain in full force and effect indefinitely, and (c) not be subject to Article VII (other than Section 7.2(d), Section 7.2(c), Section 7.4 and Section 7.6); provided, however, that the representations and warranties contained in Section 4.14 shall survive the Closing until ninety (90) days following the expiration of the applicable statute of limitations (taking into account all extensions thereof); provided, further, in the event notice for indemnification under Section 9.1 hereof shall have been given within the applicable survival period in accordance with Section
12.2 hereof, the representation or warranty that is the subject of such indemnification Claim shall survive until such time as such Claim is finally resolved. In the event of a conflict between this Article IX and any other provision of this Agreement, this Article IX shall govern and control. Notwithstanding anything to the contrary in this Agreement, no investigation by a party shall affect the representations, warranties, covenants and agreements of the other parties under this Agreement or in any certificate, schedule, list, exhibit, agreement, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby furnished or to be furnished to the other parties, and such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the Closing or of the fact that the other party or parties knew or should have known that any of the same is or might be inaccurate in any respect.

         9.10 Tax Treatment. Unless otherwise required by applicable Law, the parties hereto agree to treat any payment made pursuant to this Article IX as an adjustment to the Purchase Price for all Tax purposes.

                                   ARTICLE X

                         CONDITIONS PRECEDENT TO CLOSING

         10.1 General Conditions. The respective obligations of Purchaser and each Seller to effect the Closing are subject to the fulfillment or waiver, prior to or at the Closing, of each of the following conditions, any of which may be waived by each such party:

                  (a) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect which would (i) make the consummation of the transactions contemplated hereby illegal, or (ii) otherwise restrict, prevent or prohibit the consummation of any of the transactions contemplated by this Agreement; and

                  (b) Statutes. There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Authority which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement.

         10.2 Conditions Precedent to Purchaser's Obligations. Except as otherwise provided herein, the obligation of Purchaser to effect the Closing is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by Purchaser:

                  (a) Representations and Warranties of Sellers. Each of the representations and warranties of Sellers contained in this Agreement (i) which is qualified by materiality shall be true and correct in all respects and
(ii) which is not so qualified, shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

                  (b) Performance by Sellers. Sellers shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing and delivered such agreements and other documents as may be reasonably requested by Purchaser.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no changes, events or occurrences that, individually or in the aggregate, have had or are reasonably likely to result in a Material Adverse Effect.

                  (d) Fairness Opinion. The board of directors of RCG shall have obtained a fairness opinion from an investment banking firm stating that the consideration to be paid to Sellers is fair to RCG from a financial point of view.

                  (e) Employment Agreements. Each of Gutterman, Caliguiri and Cohen have executed their respective Employment Agreement substantially in the forms of Exhibits A-1, A-2 and A-3, respectively attached hereto.

                  (f) Financing. RCG shall obtain financing for the Initial Purchase Price on terms acceptable to RCG.

                  (g) Long-Term Liabilities. The Sellers shall have provided information reasonably satisfactory to Purchaser that the Companies and their Subsidiaries have no long-term debt or liabilities at Closing other than obligations under capital leases.

                  (h) Real Estate Lease. RPI shall have entered into a real estate lease for its New York City office space containing terms including as annexed hereto as Exhibit E.

                  (i) Bank Facility. The Companies shall have a line of credit in a minimum amount of $6,000,000 with Sterling National Bank or such other bank reasonably acceptable to Purchaser, such line of credit shall be in good standing, with no outstanding balances and the Companies shall be in compliance with all financial covenants and in all material respects with all other loan covenants contained in such line of credit. The Companies and Subsidiaries shall have the ability to draw on such line of credit.

                  (j)      Termination  of  the   Stockholder   Agreement.   The
Stockholder Agreement shall have been terminated.

                  (k) Approvals. The approvals, authorizations and Consents of Governmental Authorities required to consummate the transactions contemplated hereby set forth on Schedule 4.9(a) and all Consents which may be required under Material Contracts, as set forth on Schedule 4.9(b), shall have been obtained and remain in full force and effect, and (to the extent applicable) any waiting periods relating to such approvals, authorizations and Consents shall have expired or been terminated.

                  (l)      Shareholder    Approval.    The   approval   of   the
shareholders of RCG shall have been obtained.

                  (m) Cash. The Companies and Subsidiaries shall have unrestricted cash at Closing of at least $2,000,000.

         10.3 Conditions Precedent to Sellers' Obligations. The obligation of Sellers to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by Sellers:

                  (a) Representations and Warranties of RCG and the Purchaser. The representations and warranties of RCG and Purchaser contained in
Article V of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties Were made at and as of the Closing Date;

                  (b) Performance by RCG and the Purchaser. RCG and the Purchaser shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by RCG and the Purchaser under this Agreement at or prior to the Closing and delivered such agreements and other documents as may be reasonably requested by Sellers;

                  (c) Employment Agreements. Purchaser shall have executed the Employment Agreements in the forms of Exhibits A-1, A-2 and A-3 attached hereto; and

                  (d) Guarantees. Sellers shall either (i) have been released from all personal guarantees set forth on Schedule 10.3(d) attached hereto or (ii) such other accommodation or arrangement shall have been made which is satisfactory to Sellers with respect to such guarantees.

                  (e) Approvals. The approvals, authorizations and consents set forth on Schedule 5.3 shall have been obtained and remain in full force and effect, and (to the extent applicable) any waiting period relating to such approvals, authorizations and Consents shall have expired or been terminated.

                                   ARTICLE XI

                             TERMINATION AND WAIVER

         11.1 Termination. This Agreement may be terminated at any time prior to Closing by:

                  (a) The mutual written consent of Purchaser and the Sellers' Representative;

                  (b) The Purchaser, upon a material breach of any covenant or agreement set forth in this Agreement (a "Terminating Breach") on the part of any of the Sellers if such Terminating Breach is not cured within 30 calendar days following written notice thereof;

                  (c) The Sellers, upon a Terminating Breach on the part of Purchaser if such Terminating Breach is not cured within 30 calendar days following written notice thereof; or

                  (d) By Sellers, if the Board of Directors of each of RCG and Purchaser shall not have authorized and approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on or before May 12, 2004.

                  (e) The Purchaser or the Sellers, if the Closing shall not have occurred by August 15, 2004 (the "Termination Date") (unless the failure to consummate the Closing by such date shall be due to or have resulted from any breach of the representations or warranties made by, or the failure to perform or comply in any material respect with any of the agreements or covenants hereof to be performed or complied with prior to the Closing by, the party seeking to terminate this Agreement).

         11.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 11.1 above, all rights and obligations of the party hereunder shall terminate without any liability of any party to the other party (except for any liability of any party then in breach) provided, however, that the confidentiality provisions contained in Section 6.2, the expense obligations in Article VIII and Article XII shall survive termination; and further provided, that in the event the conditions to closing are not satisfied solely as a result of any one or more of (i) failure of RCG to obtain financing as set forth in
Section 10.2(f), (ii) the failure of RCG to obtain shareholder approval as set forth in Section 10.2(l), (iii) the failure of RCG to obtain a fairness opinion as set forth in Section 10.2(d) on or before August 15, 2004, or (iv) in the event this Agreement is terminated by Sellers pursuant to Section 11.1(d), Purchaser or RCG shall reimburse the Sellers and/or the Companies for their reasonable costs and expenses, including reasonable attorneys' fees and expenses upon documentation thereof, in an amount not to exceed $100,000. Such costs and expenses shall be expenses incurred by Sellers as they relate to this Agreement and the Transaction Agreement from and after March 22, 2004. Such reimbursement shall be Seller's exclusive remedy for the failure of such conditions; provided, such reimbursement shall be in addition to, and not in lieu of, any damages or other remedies available to Sellers, at law or equity, resulting from any breach by RCG and/or Purchaser of this Agreement.

         11.3 Waiver of Agreement. Any term or condition hereof may be waived at any time by the party hereto which is entitled to the benefits thereof by a written instrument duly executed on behalf of such party. The failure of a party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce any such provision No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or any subsequent breach.

         11.4 Amendment of Agreement. This Agreement may be amended with respect to any provision contained herein at any time by written action of the parties hereto,

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 Successors and Assigns. This Agreement and all provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns; provided, however, that neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, except that the Purchaser, with written notice thereof to the Sellers' Representative, may assign all or any portion of its rights, interests or obligations to one or more Affiliates of the Purchaser, which assignees may thereafter assign any such rights, interests or obligations to one or more Affiliates; provided that Purchaser shall remain responsible for the performance of, and any breach of the terms and obligations of this Agreement by any such Affiliate of Purchaser. Notwithstanding the foregoing, nothing in this Agreement will preclude the Companies from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity after the Closing, or preclude the Purchaser from transferring any or all of the capital stock of the Companies to another corporation or entity after the Closing, but only if such corporation or entity (a "Successor") (i) assumes this Agreement and the other Transaction Documents and all obligations and undertakings of the Purchaser hereunder and under the other Transaction Documents and (ii) agrees that any Contingent Payment for the Contingent Payment Period in which such transaction occurs, and each subsequent Contingent Payment Period, shall be guaranteed by such Successor to be not less than the Contingent Payment for the Contingent Payment Period prior to that in which such transaction occurs, provided, however, if such transaction occurs in the first Contingent Payment Period, not less than the greater of (a) $2,000,000 or (b) the actual Contingent Payment Amount. Upon such a consolidation, merger or transfer, the term "the Purchaser" will mean the Successor and this Agreement will continue in full force and effect.

         12.2 Notices. All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and sent by nationally-recognized, next-day delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below or by facsimile transmission confirmed in writing by next-day delivery service; receipt shall be deemed to occur on the date of actual receipt if delivered by registered or certified mail or at the time of transmission if sent by facsimile.

                  (a)      if to the Purchaser, to:

                           WTI Acquisition, Inc.
                           c/o RCG Companies Incorporated
                           6836 Morrison Blvd., Suite 200
                           Charlotte, NC 28211
                           Attention: William Hodge
                           Fax:  704-366-5056

                           and a copy to:

                           Adorno & Yoss, P.A.
                           350 East Las Olas Boulevard, Suite 1700
                           Fort Lauderdale, Florida 33301
                           Attention:  Joel D. Mayersohn, Esq.
                           Fax:  (954) 766-7800

                  (b)      if to Sellers, to:

                           Allen Gutterman (individually, and as Sellers' Representative)
                           c/o The Response Companies
                           23 East 39th Street
                           New York, NY  10016
                           Fax:  212-376-8084

                           Edward Caliguiri
                           c/o The Response Companies
                           23 East 39th Street
                           New York, NY  10016
                           Fax:  212-376-8084

                           Barry Cohen
                           c/o The Response Companies
                           23 East 39th Street
                           New York, NY  10016
                           Fax:  212-376-8084
                           with a copy to:

                           Sonnenschein Nath & Rosenthal LLP
                           1221 Avenue of the Americas, 25th Floor
                           New York, NY 10020-1089
                           Attention:  H. Frances Kleiner
                           Fax:  212-768-6800

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section 12.2.

         12.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "hereto," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise stated, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

         12.4 Entire Agreement. This Agreement and the Transaction Agreements, together with the schedules and exhibits hereto, represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements both written and oral, among the parties or any of them with respect to the subject matter hereof.

         12.5 Amendments and Waivers. This Agreement maybe amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Purchaser and the Sellers or, in the case of a waiver, by the party waiving compliance or his or her representative. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         12.6 Severability. This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

         12.7 Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.

         12.9 Schedules and Exhibits. The Schedules and Exhibits attached hereto are a part of this Agreement as if fully set forth herein.

         12.10 No Third-Party Beneficiaries. Except as expressly contemplated in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         12.11 Waiver by Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (iii) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 11.11.

         12.12 Counterparts. This Agreement may be executed in two or more counterparts (which may be by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         12.13 Further Assurances. After the Closing, each of the Sellers (in his capacity as a director, officer or employee or equity holder of the Companies, as the case may be), and the Purchasers shall from time to time, at the request of another party, execute and deliver such other instruments of conveyance and transfer, certificates, instruments, records or other documents, assurances or things and take such other actions as may be reasonably necessary in order to more effectively consummate the transactions contemplated hereby and to allow each party fully to enjoy and exercise the rights accorded and required by it under this Agreement.

         12.14 Obligations of Each of the Sellers and the Companies. Whenever this Agreement requires the Companies to take any action prior to the Closing, that shall be deemed to include an undertaking on the part of the Sellers to use reasonable best efforts to cause the Companies to take that action.

         12.15    Sellers' Representative.

                  (a) The Sellers hereby authorize, direct and appoint Gutterman to act as agent, attorney-in-fact and representative of the Sellers (the "Sellers' Representative"), with full power of substitution with respect to all matters under this Agreement, including, without limitation, determining, giving and receiving notices and processes hereunder, contesting and settling claims for indemnification pursuant to Articles VII and IX hereof or resolving any other disputes hereunder or under the Transaction Agreements; provided, that, the authority given to Sellers' Representative hereunder shall not extend to any matter arising out of any representation and warranty of any Seller pursuant to Sections 4.20, 4.21, 4.22, 4.23, 4.26 and 4.27, any breach of any covenant arising hereunder by any Seller, or any matters arising under any Seller's Employment Agreement. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Sellers' Representative consistent herewith, shall be absolutely and irrevocably binding on each Seller as if such Seller personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Seller's individual capacity. Notwithstanding anything to the contrary contained in this Agreement, any action required to be taken by the Sellers hereunder or any action which Sellers, at their election, have the right to take hereunder, as to which authority is granted to the Sellers' Representative under this
Section 12.15(a) shall be taken only by the Sellers' Representative and no Seller acting on its own shall be entitled to take any such action. The
Purchaser shall not be liable for allocation of particular deliveries and payments among the Sellers if made to the Sellers' Representative as authorized herein.

                  (b) The provisions of this Section 12.15 shall in no way impose any obligations on the Purchaser. In particular, notwithstanding any notice received by the Purchaser to the contrary (except any notice of the appointment of a successor Sellers' Representative) and absent bad faith or willful misconduct, the Purchaser (i) shall be fully protected in relying upon and shall be entitled to rely upon, shall have no liability to the Sellers with respect to, actions, decisions and determinations of the Sellers' Representative taken in accordance with the authority granted in Section 12.15(a) and (ii) shall be entitled to assume that all actions, decisions and determinations of the Sellers' Representative taken in accordance with the authority granted in
Section 12.15(a) are fully authorized by all of the Sellers.

                  (c) The Sellers' Representative shall not be liable to any of the Sellers or any of their respective Affiliates for any decisions made or actions taken by the Sellers' Representative in accordance with the authority granted in Section 12.15(a). Each of the Sellers agrees, severally in proportion to his Percentage Interest, to indemnify the Sellers' Representative from and against any Losses that the Sellers' Representative may incur as a result of his acting as the Sellers' Representative hereunder or in connection with the performance of any of his duties hereunder to the fullest extent permitted by applicable Law, except to the extent that such Losses are caused by actions taken by, or omitted to be taken by, the Sellers' Representative in bad faith.

         12.16 Acknowledgements. The parties hereto acknowledge and agree that (i) each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision, and (ii) each party has been represented by counsel in reviewing and negotiating such terms and provisions. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        WTI ACQUISITION, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        RCG Companies Incorporated


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------








                                        ----------------------------------------
                                        STOCKHOLDERS:


                                        ----------------------------------------
                                        Allen Gutterman


                                        ----------------------------------------
                                        Edward Caliguiri



                                        Barry Cohen

                                                                    CONFIDENTIAL


                            STOCK PURCHASE AGREEMENT

                               Dated May 11, 2004

                                      Among

                              WTI Acquisition, Inc.
                           RCG Companies Incorporated

                                       and

                                 Allen Gutterman
                                Edward Caliguiri
                                       and
                                   Barry Cohen

                                       as

                               the Stockholders of

                            Response Personnel, Inc.,
                       RPI Professional Alternatives, Inc.
                               RPI Services, Inc.
                 Response Medical Staffing of Connecticut, Inc.
                                       and
                  Response Medical Staffing of New Jersey, Inc.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS.........................................................1
     1.1      Definitions.....................................................1

ARTICLE II PURCHASE AND SALE OF SECURITIES....................................9
     2.1      Agreement to Purchase and Sell..................................9
     2.2      Purchase Price; Consideration Paid to Each Seller...............9
     2.3      Estimated Working Capital.......................................9
     2.4      Determination of Final Working Capital..........................9
     2.5      Contingent Payments............................................10
     2.6      Escrow Agreement...............................................12
     2.7      Allocation of Purchase Price...................................12

ARTICLE III CLOSING 12
     3.1      Closing........................................................12
     3.2      Sellers' Closing Deliveries....................................12
     3.3      Purchaser's Closing Deliveries.................................14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS.....................14
     4.1      Corporate Organization; Authority; No Violation................14
     4.2      Capitalization.................................................15
     4.3      Financial Statements...........................................16
     4.4      Directors, Officers, Employees, Employee Benefit Plans; ERISA..17
     4.5      Intellectual Property..........................................19
     4.6      Assets.........................................................22
     4.7      Litigation.....................................................22
     4.8      Title to Properties............................................23
     4.9      Consents, Notices and Approvals................................23
     4.10     Contracts......................................................23
     4.11     Absence of Undisclosed Liabilities.............................26
     4.12     Compliance with Laws; Permits..................................26
     4.13     Environmental Matters..........................................26
     4.14     Tax Matters....................................................27
     4.15     No Material Adverse Change.....................................29
     4.16     Affiliated Transactions........................................29
     4.17     Insurance......................................................30
     4.18     Brokers and Finders............................................30
     4.19     Books and Records..............................................30
     4.20     Seller Ownership of Stock; Title...............................31
     4.21     Seller Authority...............................................31
     4.22     Seller:  No Violation; Consents and Approvals..................32
     4.23     Litigation.....................................................32

     4.24     Seller Outstanding Obligations.................................32
     4.25     Receivables....................................................33
     4.26     Consent of Spouse..............................................33
     4.27     Bank Accounts..................................................33
     4.28     Disclosure.....................................................33

ARTICLE V REPRESENTATIONS AND WARRANTIES OF RCG AND THE PURCHASER............34
     5.1      Organization; Authority........................................34
     5.2      No Violation...................................................34
     5.3      Consents and Approvals.........................................34
     5.4      Brokers and Finders............................................35
     5.5      Investment Intent..............................................35

ARTICLE VI COVENANTS.........................................................35
     6.1      Interim Operation of the Company and the Subsidiaries..........35
     6.2      Non-Disclosure; Access.........................................37
     6.3      Publicity......................................................38
     6.4      Distributions Prior to Closing.................................39
     6.5      Repayment of Debt..............................................39
     6.6      Reasonable Best Efforts; Consents..............................39
     6.7      Updating Schedules.............................................39
     6.8      Exclusivity....................................................40
     6.9      Key Man Insurance..............................................40
     6.10     Employees and Employee Benefits................................40

ARTICLE VII INDEMNIFICATION; SURVIVAL........................................40
     7.1      Indemnification................................................40
     7.2      Indemnification Procedures.....................................41
     7.3      Limitations on Indemnification.................................43
     7.4      Method of Payment..............................................43
     7.5      Survival of Representations, Warranties and Covenants..........44
     7.6      Limitation of Other Indemnification Rights.....................44
     7.7      Exclusivity of Article IX......................................45
     7.8      Insurance Payments.............................................45

ARTICLE VIII COSTS  45
     8.1      Transactional Costs............................................45

ARTICLE IX TAX MATTERS.......................................................45
     9.1      Tax Indemnification............................................45
     9.2      Tax Refunds....................................................47


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     9.3      Preparation and Filing of Tax Returns and Payment of Taxes.....47
     9.4      Accounting and Tax Records.....................................48
     9.5      Tax Cooperation; Amendment of Tax Returns......................48
     9.6      Tax Audits.....................................................50
     9.7      Transfer Taxes.................................................50
     9.8      Payments.......................................................51
     9.9      Conflicts; Survival............................................51
     9.10     Tax Treatment..................................................51

ARTICLE X CONDITIONS PRECEDENT TO CLOSING....................................51
     10.1     General Conditions.............................................51
     10.2     Conditions Precedent to Purchaser's Obligations................52
     10.3     Conditions Precedent to Sellers' Obligations...................53

ARTICLE XI TERMINATION AND WAIVER............................................54
     11.1     Termination....................................................54
     11.2     Effect of Termination..........................................54
     11.3     Waiver of Agreement............................................55
     11.4     Amendment of Agreement.........................................55

ARTICLE XII MISCELLANEOUS PROVISIONS.........................................55
     12.1     Successors and Assigns.........................................55
     12.2     Notices........................................................56
     12.3     Interpretation.................................................57
     12.4     Entire Agreement...............................................57
     12.5     Amendments and Waivers.........................................57
     12.6     Severability...................................................57
     12.7     Headings.......................................................58
     12.8     Governing Law..................................................58
     12.9     Schedules and Exhibits.........................................58
     12.10    No Third-Party Beneficiaries...................................58
     12.11    Waiver by Jury Trial...........................................58
     12.12    Counterparts...................................................58
     12.13    Further Assurances.............................................58
     12.14    Obligations of Each of the Sellers and the Companies...........58
     12.15    Sellers' Representative........................................59
     12.16    Acknowledgements...............................................60


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EXHIBITS

A-1               Employment Agreement with Allen Gutterman
A-2               Employment Agreement with Edward Caliguiri
A-3               Employment Agreement with Barry Cohen
B                 Escrow Agreement
C                 [Intentionally Omitted]
D                 Form of Directors and Officers' Release
E                 Terms of Lease for NYC Office Space


SCHEDULES

2.5(d)            Provisions Relating to Issuance of RCG Stock
4.1(a)            Jurisdictions of Organization and Qualification
4.2(a)            Capitalization, Companies
4.2(b)            Capitalization, Subsidiaries
4.3(a)            Financial Statements
4.3(b)            March Financial Statements
4.4(a)            Employees, Salaries and Bonuses
4.4(b)            Labor Issues
4.4(c)            Employment Lawsuits
4.4(d)            Employee Plans
4.4(i)            Post Retirement Welfare Benefits
4.4(j)            Triggering of Obligations
4.5(b)            Intellectual Property
4.5(c)            Intellectual Property; Exceptions
4.5(d)            Intellectual Property; Software
4.5(e)            Intellectual Property; Agreements
4.5(f)            Intellectual Property; Trademarks
4.5(g)            Intellectual Property; Litigation
4.5(j)            Intellectual Property; Trade Secrets
4.5(k)            Intellectual Property; Loss or Impairment
4.6(a)            Assets
4.7               Litigation
4.8(a)            Real Property Leases
4.9(a)            Governmental Consents
4.9(b)            Material Contract Consent
4.10(a)           Material Contracts
4.10(b)           Advise Changes to Material Contracts


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4.11              Undisclosed Liabilities
4.12(b)           Necessary Permits/Licenses
4.13(a)           Environmental Matters; Compliance
4.13(b)           Environmental Matters, Claims
4.13(c)           Environmental Matters, Incidents
4.14              Tax Matters
4.15(a)           No Material Adverse Charge; Conduct in Ordinary Course
4.15(b)           No Material Adverse Charge; Material Adverse Effect
4.16(a)           Affiliate Transactions
4.16(b)           Affiliate Transactions; Debt Obligations to Affiliates
4.17(a)           Insurance Policies
4.17(b)           Insurance, Loss History
4.18              Brokers
4.19              Books and Records
4.24(a)           Seller Outstanding Obligations; Company Liabilities to Seller
4.24(b)           Seller Outstanding Obligations; Interests
4.24(c)           Affiliate Transactions
4.25              Accounts Receivable
4.27              Bank Accounts
5.1               RCG's and Purchaser's Authority
5.2               RCG and Purchaser; No Violations
5.3               RCG and Purchaser Consents
5.4               RCG's and Purchaser's Brokers
6.1               Exception to Covenants
10.3(d)           Guarantees

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